SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Date  of  report  (Date  of  earliest  event  reported):   July  14,  2004
                                                             ------------------


                            The Leather Factory, Inc.
                          ----------------------------
              (Exact Name of Company as Specified in Its Charter)


                                    Delaware
                                    --------
                 (State or Other Jurisdiction of Incorporation)


        1-12368                               75-2543540
--------------------------     ---------------------------------------
(Commission  File  Number)     (IRS  Employer  Identification  Number)


  3847  East  Loop  820  South,  Fort  Worth,  Texas       76119
  --------------------------------------------------       -----
    (Address  of  Principal  Executive  Offices)        (Zip  Code)


                                 (817) 496-4414
                                ---------------
                 (Company's Telephone Number, Including Area Code)

  _____________________________________________________________________________
     (Former  Name  or  Former  Address,  if  Changed  Since  Last  Report)

ITEM  5.  OTHER  EVENTS  AND  REQUIRED  FD  DISCLOSURE

     The Leather Factory, Inc. (the "Company", "we", "us" or "our") updates the description of its securities originally contained in the Form 8-B filed with the Commission on August 16, 1994, by amending the description to read in its entirety as shown below.

                          DESCRIPTION OF CAPITAL STOCK
                                  COMMON STOCK

Our common stock has a par value of $0.0024 per share, and our amended certificate of incorporation allows us to issue up to 25,000,000 shares of this stock. Our common stock is listed for trading on the American Stock Exchange. The stock's symbol is "TLF".

As of May 10, 2004, we had 10,555,661 shares of common stock issued and outstanding.

VOTING  RIGHTS

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our certificate of incorporation and bylaws, our stockholders will not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

DIVIDENDS

Subject to preferences that may be applicable to any then outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

LIQUIDATION

In the event we liquidate, dissolve or wind up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of preferred stock.

RIGHTS  AND  PREFERENCES

Holders of common stock have no preemptive, conversion, or subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

FULLY  PAID  AND  NONASSESSABLE

All of our outstanding shares of common stock are, and the shares of common stock to be issued pursuant to this offering will be, fully paid and nonassessable.

                                 PREFERRED STOCK

In addition to our common stock, our board of directors has the authority, without further action by the stockholders, to issue up to 20,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions on the series of preferred stock, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock.

The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock. No shares of our preferred stock are outstanding.


              DELAWARE ANTI-TAKEOVER LAW AND CERTAIN PROVISIONS OF
                   OUR CERTIFICATE OF INCORPORATION AND BYLAWS

DELAWARE  LAW

We are governed by Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a public Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation's outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing a change in our control.

CERTIFICATE  OF  INCORPORATION  AND  BYLAWS

Our amended certificate of incorporation and bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control or management of The Leather Factory, Inc. including the following:

- Our board of directors can issue up to 20,000,000 shares of preferred stock, with any rights or preferences, including the right to approve or not approve an acquisition or other change in control;

- Our bylaws provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide timely notice in writing. Our bylaws also specify requirements as to the form and content of a stockholder's notice. In addition, our bylaws provide that stockholders may not call a special meeting of the stockholders. These provisions may delay or preclude stockholders from bringing matters before a meeting of stockholders or from making nominations for directors at a meeting of stockholders, which could delay or deter takeover attempts or changes in management;

- Our bylaws provide that all vacancies, including any newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of our directors then in office, even if less than a quorum.

ITEM  7.  FINANCIAL  STATEMENTS,  PRO  FORMA  FINANCIAL INFORMATION AND EXHIBITS

(c)  Exhibits

     The  Company  is  re-filing  the  following  exhibits:

3.1 Certificate of Incorporation of The Leather Factory, Inc., filed with the Delaware Secretary of State on April 26, 1994.

3.2 Certificate of Merger, filed with the Delaware Secretary of State on June 16, 1994.

3.3 The Leather Factory, Inc. Certificate of Designation, Preferences and Rights of the Senior Cumulative Convertible Preferred Stock, filed with the Delaware Secretary of State on August 2, 1995.

3.4 The Leather Factory, Inc. Certificate of Elimination of Designation, Preferences and Rights of the Senior Cumulative Convertible Preferred Stock, filed with the Delaware Secretary of State on December 20, 1996.

3.5 Bylaws of The Leather Factory, Inc., a Delaware corporation, adopted on May 15, 1994.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      THE  LEATHER  FACTORY,  INC.


Date:  July  14,  2004                By:  /s/  Wray  Thompson
                                           -------------------
                                           Wray Thompson, Chairman of the Board
                                            and  Chief  Executive  Officer

                                    EXHIBITS

3.1 Certificate of Incorporation of The Leather Factory, Inc., filed with the Delaware Secretary of State on April 26, 1994.

3.2 Certificate of Merger, filed with the Delaware Secretary of State on June 16, 1994.

3.3 The Leather Factory, Inc. Certificate of Designation, Preferences and Rights of the Senior Cumulative Convertible Preferred Stock, filed with the Delaware Secretary of State on August 2, 1995.

3.4 The Leather Factory, Inc. Certificate of Elimination of Designation, Preferences and Rights of the Senior Cumulative Convertible Preferred Stock, filed with the Delaware Secretary of State on December 20, 1996.

3.5 Bylaws of The Leather Factory, Inc., a Delaware corporation, adopted on May 15, 1994.

EXHIBIT  3.1
                          CERTIFICATE OF INCORPORATION
                                       OF
                            THE LEATHER FACTORY, INC.

First:  The  name  of  the  Corporation  is  The  Leather  Factory,  Inc.

Second: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New
Castle. The name and address of its registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle.

Third: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

Fourth: The total number of shares of stock which the Corporation shall have authority to issue is 45,000,000, 25,000,000 of such shares to be classified as common stock, $0.0024 per value per share (the "Common Stock") and 20,000,000 shares to be classified as preferred stock, $0.10 par value per share (the ("Preferred Stock").

The designations and powers, preferences, rights, qualifications, limitations, and restrictions of the Preferred Stock and the Common Stock of the Corporation are as follows:

A.     Provisions  Relating  to  the  Preferred  Stock.

1. The Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such designations and powers, preferences, rights, qualifications, limitations, and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereafter prescribed.

2. Authority is hereby expressly granted to and vested in the Board of Directors of the Corporation to authorize the issuance of the Preferred Stock from time to time in one or more series, and with respect to each series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

(i) whether or not shares of a series shall have voting rights, full, special, or limited, or shall be without voting rights, and whether or not the holders of such shares are to be entitled to vote as a separate class either alone or together with the holders of one or more other classes or series of stock;

(ii) the number of shares to constitute the series and the designations thereof;


(iii) the preferences, and relative, participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, if any, with respect to any series;

(iv) whether or not the shares of any series shall be redeemable at the option of the Corporation or the holders thereof or upon the happening of any specified event, and, if redeemable, the redemption price or prices (which may be payable in the form of cash, notes, securities, or other property), and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

(v) whether or not the shares of a series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and, if such retirement or sinking fund or funds are to be established, the annual amount thereof, and the terms and provisions relative to the operation thereof;

(vi) the dividend rate, whether dividends are payable in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of dividends payable on any other class or classes or series of stock, whether or not such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

(vii) the preferences, if any, and the amounts thereof which the holders of shares of any series shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation;

(viii) whether or not the shares of any series shall be entitled to the benefit of conditions and restrictions upon the creation of indebtedness of the Corporation or any subsidiary of the Corporation, upon the issue of any additional stock (including, without limitation, additional shares of such series or of any other class or series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Corporation or any subsidiary of the Corporation of, any outstanding stock of the Corporation;

(ix) whether or not the shares of any series, at the option of the Corporation or the holders thereof or upon the happening of any specified event, shall be convertible into or exchangeable for the shares of any other class or classes or of any series of the same or any other class or classes of stock, securities, or other property of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and

(x) such other special rights and protective provisions with respect to any series as the Board of Directors of the Corporation may deem advisable.

3. The shares of each series of the Preferred Stock may vary from the shares of any other class or series in any or all of the foregoing respects. The Board of Directors of the Corporation may increase the number of shares of the Preferred Stock designated for any existing series (but not above the total number of authorized shares of the class) by a resolution adding to such series authorized and unissued shares of the Preferred Stock not designated for any other series. The Board of Directors of the Corporation may decrease the number of shares of the Preferred Stock designated for any existing series (but not below the number of shares thereof then outstanding) by a resolution, subtracting from such series unissued shares of the Preferred Stock designated for such series, and the shares so subtracted shall become authorized, unissued, and undesignated shares of the Preferred Stock.

B.     Provisions  Relating  to  the  Common  Stock.

1. Except as otherwise required by law, and subject to any special voting rights which may be conferred upon any class or series of stock of the Corporation, each holder of Common Stock shall be entitled to one vote for each share of Common Stock standing in such holder's name on the records of the Corporation on each matter submitted to a vote of the stockholders.

2. Subject to the rights of the holders of any class or series of stock of the Corporation, the holders of the Common Stock shall be entitled to receive when, as, and if declared by the Board of Directors of the Corporation, out of funds legally available therefore, dividends payable in cash, stock, or otherwise.

3. Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, and after the holders of any class or series of stock of the Corporation having a preference over the Common Stock with respect to distributions of assets upon any such liquidation, distribution or winding up, and any bonds, debentures, or other obligations of the Corporation shall have been paid in full the amounts to which they shall be entitled (if any), or a sum sufficient for such payment in full shall have been set aside, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock, to the exclusion of the holders of shares of any other class or series of stock and any bonds, debentures, or other obligations of the Corporation.

Fifth: From time to time the Corporation may issue its authorized shares for such consideration per share (with respect to shares having a par value, not less than the par value thereof), either in money or money's worth of property or services, and for such other consideration, whether greater or less, now or from time to time hereafter permitted by law, as may be fixed by the Board of Directors; and all shares so issued shall be fully paid and nonassessable.

No holder of any shares of any class shall as such holder have any preemptive right to subscribe for or purchase any other shares or securities of any class, whether now or hereafter authorized, which at any time may be offered for sale or sold by the Corporation.

Sixth:  The  name  and  the  mailing  address  of  the  incorporator  is:

     Name                              Mailing  Address
     ----                              ----------------
     Brian  D.  Barnard                Haynes  and  Boone,  LLP
                                       1300  Burnett  Plaza
                                       801  Cherry  Street
                                       Fort  Worth,  TX  76102

Seventh: The number of directors shall be fixed by the bylaws of the Corporation and until changed in accordance with the manner prescribed by the bylaws shall be nine (9). The names and addresses of those who are to serve as directors until the first annual meeting of stockholders, or until their successors be elected and qualified, are as follows:

Name                              Address
----                              -------
Wray  Thompson                    3847  East  Loop  820  South
                                  Fort  Worth,  TX  76119

Ronald  C.  Morgan                3847  East  Loop  820  South
                                  Fort  Worth,  TX  76119

William  M.  Warren               3847  East  loop  820  South
                                  Fort  Worth,  TX  76119

John  Tittle,  Jr.                3847  East  Loop  820  South
                                  Fort  Worth,  TX  76119

Richard  J.  Chase                3847  East  Loop  820  South
                                  Fort  Worth,  TX  76119

Luther  A.  Henderson             3847  East  Loop  820  South
                                  Fort  Worth,  TX  76119

Robert  G.  Herndon               3847  East  Loop  820  South
                                  Fort  Worth,  TX  76119

Stephen  L.  King                 3847  East  Loop  820  South
                                  Fort  Worth,  TX  76119

Eighth: Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

Ninth: Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation. Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

Tenth:  The  Corporation  is  to  have  perpetual  existence.

Eleventh: The Corporation reserves the right to amend, alter, change or repeal any provision contained in the Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

Twelfth: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Section by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, does make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 26th day of April, 1994.


                                            s/Brian  D.  Barnard
                                            --------------------
                                            Brian  D.  Barnard,  Incorporator

EXHIBIT  3.2
                              CERTIFICATE OF MERGER

The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES  HEREBY  CERTIFY:

First: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

     Name                         State  of  Incorporation
     ----                         ------------------------
     The  Leather  Factory,  Inc.               Delaware
     The  Leather  Factory,  Inc.               Colorado

Second: that an agreement and plan of merger between the parties has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the laws under which each is formed and, as to The Leather Factory, Inc., a Delaware corporation, in accordance with the requirements of subsection (c) of Section 252 of the General Corporation law of the Sate of Delaware.

Third:  That  the  name  of  the  surviving  corporation  from the merger is The
Leather  Factory,  Inc.,  a  Delaware  corporation.

Fourth: That the Certificate of Incorporation of the Leather Factory, Inc., a Delaware corporation, the surviving corporation, shall be its certificate of incorporation.

Fifth: That the executed Agreement and Plan of Merger is on file at the principal place of business of The Leather Factory, Inc., a Delaware corporation, the surviving corporation. The address of the principal place of business of the surviving corporation is 3847 East Loop 820 South, Fort Worth, Texas 76119.

Sixth: That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

Seventh: The authorized capital stock of each constituent corporation which is not a corporation organized under Delaware Law is as follows:

Name                                   Authorized  Capital  Stock
----                                   --------------------------
The  Leather  Factory,  Inc.           25  million  shares  Common  Stock;
a  Colorado  Corporation               20  million  shares  Preferred  Stock

Eighth: This Certificate of Merger shall be effective as of 4:00 p.m., Delaware time, on June 17, 1994.

                              DATED:  JUNE 15, 1994


THE  LEATHER  FACTORY,  INC.,  a  Delaware  Corporation


                    s/Wray  Thompson
                    ----------------
                    Wray  Thompson,  President


Attest:



s/William  M.  Warren
---------------------
 Secretary

                                    Exhibit A

                          AGREEMENT AND PLAN OF MERGER

This Agreement and plan of Merger (this "Agreement") is made and entered into this 30th day of March, 1994, by and between The Leather Factory, Inc., a Colorado corporation (herein referred to as "TLFI" or as a "Constituent Corporation"), and The Leather Factory, Inc., a Delaware Corporation (herein referred to as "Newco" or as a "Constituent Corporation").

                                 R E C I T A L S
                                 ---------------

TLFI desires to change its domicile from the State of Colorado to the State of Delaware. In order to effect the foregoing change, TLFI proposes to merge with and into Newco, its wholly-owned subsidiary, which will survive the merger, in a transaction intended to qualify as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended. This Agreement sets forth the terms and conditions of the merger.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

Section 1. The Merger. On the terms and subject to the conditions set forth herein, on the Effective Date (as defined below), TLFI shall be merged with and into Newco (the "Merger"). Newco shall survive the merger as the "Surviving Corporation". On the Effective Date, (a) the separate existence of TLFI shall cease and Newco shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and shall be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations;
(b) all and singular, the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to either of the Constituent Corporations on whatever account, as well for stock subscriptions as all other things in action or belonging to each of the Constituent Corporations, shall be vested in Newco; (c) all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of Newco as they were of the respective Constituent Corporations; (d) the title to any real estate, vested by deed or otherwise, in either of the Constituent Corporations, shall not revert or be in any way impaired by reason of the Merger; and (e) all rights of creditors and all liens upon any property of either of the Constituent
Corporations shall be preserved unimpaired, and all debts, liabilities and duties of each of the Constituent Corporations shall thenceforth attach to Newco and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

Section 2. Conversion of TLFI Stock. On the Effective Date, the outstanding shares of Common Stock, $0.0024 par value, of TLFI ("TLFI Common Stock"), shall be converted into common stock, $0.0024 par value, of Newco ("Newco Common Stock") on the basis of one share of TLFI Common Stock for each share of Newco Common Stock (the "Conversion Ratio").

Section 3. Newco Common Stock Cancelled. The shares of Newco Common Stock outstanding and held by TLFI on the Effective Date, which constitute all of the issued and outstanding shares of capital stock of Newco, shall be cancelled.

Section 4. No Fractional Shares. No fractional shares of Newco Common Stock shall be issued in the Merger. If any fractional share of Newco Common Stock would otherwise arise from the application of the Conversion Ratio to the shareholdings of any shareholder of TLFI, that shareholder shall be entitled to receive one whole share of Newco Common Stock for that fractional share to the extent such fractional share equals or exceeds .5, but that shareholder shall not receive any Newco Common Stock or any other property for that fractional share to the extent such fractional share is less than .5.

Section 5. Certificate of Incorporation and Bylaws of the Surviving Corporation; Officers and Directors. The Certificate of Incorporation of Newco, attached hereto as Exhibit A, and Bylaws of Newco shall constitute the Certificate of Incorporation and Bylaws of the Surviving Corporation, from and after the Effective Date until amended in the manner provided by law. The officers, directors and members of committees of the Board of Directors of TLFI as of the Effective Date shall become the officers, directors and members of committees of the Board of Directors of the surviving Corporation from and after the Effective Date until their respective successors have been duly elected and qualify, unless they earlier die, resign or are removed.

Section 6. Shareholder Approval. Under Section 252 of the General Corporation Law of the State of Delaware and Section 7-7-107 of the Colorado Corporation Code, this Agreement must be approved by the shareholders of each of the Constituent Corporations. The signature of TLFI on this Agreement shall constitute its written consent as sole stockholder of Newco, to this Agreement and the Merger. This agreement shall be submitted for approval at a meeting of the shareholders of TLFI to be called and held as soon as reasonably practicable after the date hereof.

Section 7. Delivery and Filing of Certificate of Merger and Articles of Merger; Effective Date of Merger. Subject to the provisions of this Agreement, within thirty (30) days after all of the conditions set forth in Section 8 below have been satisfied, TLFI and Newco will cause (a) a certificate of merger, in the form required by Delaware law (the "Certificate of Merger"), to be signed, verified and filed with the Delaware Secretary of State and with the Recorder of New Castle County, Delaware, as provided in Section 252 of the General Corporation Law of the State of Delaware, and (b) articles of merger in the form required by the Colorado Corporation Code (the "Articles of Merger") to be signed, verified and filed with the Colorado Secretary of State, as provided in
Section 7-7-104 of the Colorado Corporation Code. The Merger shall be effective as of the close of business on the first day that the Certificate of Merger and the Articles of Merger have been filed with the Delaware Secretary of State and the Colorado Secretary of State, respectively (the "Effective Date").

Section 8. Conditions to Obligations of Parties. The obligation of each party to this Agreement to effect the Merger shall be subject to the following conditions:

(a) There shall not be pending any litigation instituted to enjoin or prohibit the Merger which, in the reasonable judgment of either party to this Agreement, makes consummation of the Merger impractical;

(b) This Agreement shall have been approved and adopted by the shareholders of TLFI at the meeting contemplated in Section 6 above; and

(c) All statutory requirements for the valid consummation of the transactions contemplated by this Agreement shall have been satisfied, and all authorizations, consents, and approvals of all governmental agencies and authorities and private parties required to be obtained in order to permit consummation of the transactions contemplated by this Agreement, and to permit the business carried on by TLFI to continue to be carried on by Newco immediately following the Effective Date, shall have been obtained.

Section 9. Termination of Agreement and Abandonment of Merger. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Date, whether before or after approval of this Agreement by the shareholders of TLFI, as follows:

(a)     By  mutual  consent  of  the  parties;

(b) By either party if any of the conditions set forth in Section 8 above has not been satisfied;

(c) By either party of shareholders of TLFI owning five percent (5%) or more of the outstanding shares of TLFI Common Stock indicate an intention at or before the shareholders' meeting contemplated in Section 6 above to pursue appraisal rights under Colorado Law.

Any such termination or abandonment by one party shall be effective upon the giving of notice thereof to the other party.

Section 10. Exchange of Certificates. After the Effective Date, each holder of a certificate evidencing TLFI Common Stock may, but shall not be required to, surrender such certificate to Newco's transfer agent and, upon such surrender, such holder shall be entitled to receive a certificate or certificates representing the number of shares of Newco Common Stock into which such shares shall have been so converted. Until so surrendered, each outstanding certificate which, prior to the Effective Date, represented shares of TLFI Common Stock shall for all purposes, evidence the ownership of the shares of Newco Common Stock into which such shares shall have been so converted. After the Effective Date no further transfers of TLFI Common Stock shall be reissued and any certificates for TLFI Common Stock submitted for transfer shall be forwarded to Newco's transfer agent. If any such certificate or certificates is to be issued in a name other than that in which the certificate surrendered for exchange is registered, it shall be a condition of such issuance that the certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of the Newco Common Stock certificated in a name other than that of the registered holder of the certificate surrendered, or establish to the satisfaction of Newco or its transfer agent that such tax has been paid or is not applicable.

Section 11. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed to have been given when delivered personally, or on the next day after being sent by facsimile transmission or a nationally recognized overnight delivery service, or on the third (3rd) day after being sent by registered or certified mail (return receipt requested), postage prepaid, to a party to this Agreement at the following address or at such other address as such party shall specify by like notice:

If  to  TLFI:                    3847  East  Loop  820  South
                                 Fort  Worth,  TX  76119
                                 Attention:  President
                                 Facsimile:  (817)  446-3713

If  to  Newco:                   3847  East  Loop  820  South
                                 Fort  Worth,  TX  76119
                                 Attention:  President
                                 Facsimile:  (817)  446-3713

Section 12. Service of Process. Newco, the Surviving Corporation, agrees that, from and after the Effective Date, it may be served with process in the State of Colorado in any proceeding for the enforcement of any obligation of TLFI and in any proceeding for the enforcement of rights of a dissenting shareholder of TLFI against Newco. Newco irrevocably appoints the Secretary of State of the State of Colorado as its agent to accept service of process in any such proceedings and such process shall be mailed by the Secretary of State of Colorado to Newco at 3847 East Loop 820 South, Fort Worth, Texas 76119, Attention: President. Newco will promptly pay to the dissenting shareholders of TLFI the amount, if any, to which they shall be entitled under the Colorado Corporation Code with respect to the rights of dissenting shareholders, provided such dissenters act in strict compliance with the provisions of such Code governing rights of dissenting shareholders in the case of a merger.

Section 13. Miscellaneous. This Agreement embodies the entire agreement between the parties concerning the subject matter hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation hereof. This Agreement may be amended at any time, whether before or after approval of this Agreement by the shareholders of TLFI, by agreement of the parties, as approved by their respective boards of directors, subject to any restrictions imposed by the laws of the State of Colorado or the State of Delaware, as the case may be. This Agreement may not be altered or amended, and no right hereunder may be waived, except by an instrument executed by the parties to this Agreement. No waiver of any term, provisions, or condition of this Agreement, in any one or more instruments, shall be deemed to be considered as a further or continuing waiver of such term, provision, or condition or as a wavier of any other term, provision, or condition of this Agreement.

In WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on their behalf on the day and year first above written.

                                    THE  LEATHER  FACTORY,  INC.
                                    A  Colorado  Corporation


                                    By:   s/Wray  Thompson
                                          ----------------
                                          Wray  Thompson, President and Chief
                                              Executive  Officer



                                    THE  LEATHER  FACTORY,  INC.
                                    A  Delaware  Corporation


                                    By:   s/Wray  Thompson
                                          ----------------
                                          Wray Thompson, President and Chief
                                              Executive  Officer

EXHIBIT  3.3

                            The Leather Factory, Inc.
                                   Certificate
                     Of Designation, Preferences and Rights
                                     Of The
                  Senior Cumulative Convertible Preferred Stock

 PURSUANT TO SECTION 151 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

We, Wray Thompson, President, and William M. Warren, Secretary, of The Leather Factory, Inc., organized and existing under the General Corporation Law of the State of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the said Corporation, the said Board of Directors on July 24, 1995, adopted the following resolution creating a series of One Hundred Thousand (100,000) shares of Preferred Stock designated as Senior Cumulative Convertible Preferred Stock, par value Ten Cents ($0.10) per share:

RESOLVED, that pursuant to the authority vested in the Board of Directors of this Corporation in accordance with the provisions of its Certificate of Incorporation, a series of Preferred Stock of the Corporation be and it hereby is created, and that the designation and amount thereof and the powers, preferences and relative, participating, optional and other special rights of the shares of such series, and the qualifications, limitations or restrictions thereof are as follows:

Section 1. Designation and Amount. The shares of such series shall be designated as "Senior Cumulative Convertible Preferred Stock" (the "Senior Preferred Stock"), Ten Cents ($.10) par value per share, and the number of shares constituting such series shall be One Hundred Thousand (100,000).

Section 2. Dividends and Distributions. (A) The holders of the Senior Preferred Stock (the "Senior Stockholders") shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for such purpose, cumulative cash dividends which shall accrue, be payable in arrears, and be payable in cash via wire transfer of immediately available funds
(i) for the period commencing upon the date of issuance of each share of Senior Preferred Stock to and including the last day of the Quarterly Dividend Period (as hereinafter defined) within which the date of first issuance of such shares falls, and (ii) thereafter, for each Quarterly Dividend Period, payable on the first business day of November, February, May and August in each year (hereinafter referred to as a "Quarterly Dividend payment Date') at a rate of Five Dollars ($5.00) per share per annum, as such rate is adjusted for any stock dividends, adjustments or splits with respect to such shares. Such dividends, when declared, shall be paid to the Senior Stockholders of record on such record dates as may be determined by the Board of Directors in advance of the payment of the particular dividend, which dates shall not be set more than sixty (60) days preceding the applicable Quarterly Dividend Payment Dates. The "Quarterly Dividend Periods" shall commence on July 1, October 1, January 1, and April 1 in each year and end on the day next preceding the first day of the next Quarterly Dividend Period. Dividends shall commence to accrue on a daily basis and be cumulative from the date of first issuance of shares of the Senior Preferred Stock. The amount of dividends so payable shall be determined on the basis of a year of 365/6 days. If at any time dividends are accrued but unpaid in whole or in part, whether or not declared, the Senior Preferred Stock shall, during the time such dividends are accrued but unpaid, accrue a Three Dollar ($3.00) per share per annum incremental dividend (i.e., during any such period of accrual, the dividend rate on the Senior Preferred Stock shall be eight (8%) percent), as such rate is adjusted for any stock dividends, adjustments or splits with respect to such shares. Dividends paid on the shares of Senior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-for-share basis among all such shares outstanding at the record date for such payment. Accrued but unpaid dividends shall not bear interest, but shall bear the incremental dividend described above. The Corporation may pay accrued but unpaid dividends at any time. Dividends shall accrue from the date the corresponding shares are issued. (B) The Senior stockholders shall not be entitled to receive any dividends or other distributions except as provided herein and as may be provided by law.

Section  3.  Voting  Rights.  Except  as  otherwise  required  by law or by this
Section 3, the issued and outstanding shares of Senior Preferred Stock shall comprise a separate class of capital stock of the Corporation and shall vote together as one class with the Corporation's Common Stock at any annual or special meeting of stockholders of the Corporation. The Senior Stockholders shall be entitled to vote upon all matters submitted to a vote of the Corporation's stockholders. The Senior Preferred Stock shall have voting rights and powers equal to the voting rights and powers of the Common Stock, with numbers of votes determined as follows: each share of Senior Preferred Stock shall be entitled to such number of votes on the record date fixed for any such meeting as shall be equal to the whole number of shares (for establishing the Senior Stockholders voting rights, any fractional shares of Common Stock shall be deemed a whole share of Common Stock) of the Corporation's Common Stock into which each such share of Senior Preferred Stock is convertible immediately after 5:00 p.m., CST on the record date fixed for such meeting; provided, however, that the Senior Stockholders shall have no rights regarding election of directors except for the rights set forth in Section 3 (A).

(A) The Senior Stockholders, voting as a separate class, shall have the right to elect one director (the "Senior Preferred Director") to a class of the Corporation's Board of Directors separate and apart from the classes of directors elected by the Common Stock, with an initial term of office to commence upon the first issuance of shares of Senior Preferred Stock and to expire at the next annual meeting of stockholders and thereafter to expire at each succeeding annual meeting of stockholders after such election. The Senior Preferred Director shall hold office until the annual meeting of Stockholders next succeeding his election or until his successor, if any, is elected by such holders and qualified. The Senior Preferred Director may be removed at any time without cause by the affirmative vote of the holders of a majority of the shares of Senior Preferred Stock at the time entitled to vote, and any vacancy thereby created or created by any removal of such director for cause may be filled only by the vote of such holders. Senior Stockholders holding twenty five percent (25%) or more of the issued and outstanding Senior Preferred Stock may call a special meeting of the Senior Stockholders at any time upon written notice (the "Meeting Notice") to all other holders given via certified or registered mail, return receipt requested, at their addresses upon the stock record books of the Corporation to consider the removal of such director. Any such special meeting shall be held thirty (30) days after the date of the Meeting Notice, and may be a telephonic meeting.

(B) In addition to the foregoing voting rights, none of the following may occur without the affirmative vote of the holders of eighty percent (80%) of the outstanding shares of Senior Preferred Stock, voting together as a single, separate class:

(i) any amendment of or change to the Certificate of Incorporation of the Corporation, the Corporation's Bylaws (including, but not limited to, increasing or decreasing the number of Directors constituting the Corporation's Board of Directors), the Certificate or any other governing document of the Corporation in any manner which would directly or indirectly alter or change the attributes, privileges, powers, preferences or special rights of the Senior Preferred Stock so as to affect them adversely; and
(ii) any material change in the covenants and financial reporting requirements set forth in Section 9 of this Certificate;
(iii) the issuance of debt or equity securities of any kind or character either senior to or on parity with the Senior Preferred Stock, except as expressly provided by Section 3 (c) (iii) below; and
(iv) any action by the Corporation to delist its Common Stock or otherwise cause, directly or indirectly, the delisting of its Common Stock or the public market for its Common Stock to cease to exist.

(C) In addition to the foregoing voting rights, none of the following may occur without the affirmative vote of the holders of at least a majority of the outstanding shares of Senior Preferred Stock, voting together as a single, separate class:

(i) any merger, reorganization, business combination, liquidation, dissolution, consolidation, or sale of all or substantially all of the assets of the Corporation;
(ii) the issuance by way of dividend or spin-off, reclassification, recapitalization or other or similar corporate arrangement of additional shares of Common Stock or Senior Preferred Stock, or any distribution of other securities, properties, agreements, warrants or other rights of any kind or character to subscribe for or to receive securities of the Corporation or any of its Affiliates or to cause the Corporation or any of its Affiliates to issue shares of additional Common Stock;
(iii) the incurring, creating, assuming or permitting to exist by the Corporation or any of its Affiliates of any Debt, except:

(a) Debt contemplated by the Corporation's and its Affiliates agreements with NationsBank of Texas, N.A. ("NationsBank") on the date hereof, as follows:

(i) The Corporation's and its Affiliates outstanding Debt to NationsBank on the date hereof in the amount of Ten Million Six Hundred Sixty Nine Thousand One Hundred Seventy Seven Dollars ($10,699,177), plus
                                                  ----

(ii) Debt for which a commitment from NationsBank exists as of the date hereof in the amount of Thirteen Million Eight Hundred Thirty Thousand Eight Hundred Twenty Three Dollars ($13,830,823),

for an aggregate possible outstanding Debt to NationsBank of Texas, N.A., of Twenty Four Million Five Hundred Thousand Dollars ($24,500,000), together with renewals, extensions or refinancing of such Debt which (y) do not increase the outstanding principal amount of such Debt and (z) the terms and provisions of which are not materially more onerous than the terms and conditions of such Debt on the date hereof.

(b) Purchase money Debt secured by purchase money liens, which Debt and liens, which Debt and liens are permitted hereunder and meet all of the following requirements:

(i) any property subject to the foregoing is acquired by the Corporation or any of its Affiliates in the ordinary course of their respective businesses and the lien on the property attaches concurrently or within 90 days after the acquisition thereof:
(ii) the Debt secured by any lien so created assumed, or existing shall not exceed the lesser of the cost or fair market value at the time of acquisition of the property covered thereby;
(iii) each such lien shall attach only to the property so acquired and the proceeds thereof; and
(iv) the Debt secured by all such liens shall not exceed One Hundred Fifty Thousand Dollars ($150,000) at any time outstanding in the aggregate.

(c) Intercompany Debt between or among the Corporation and any of its Affiliates incurred in the normal course of business as heretofore practiced;

(d) Unsecured Debt of the Corporation and its Affiliates in an aggregate principal amount not to exceed One Hundred Fifty Thousand Dollars ($150,000) at any time outstanding; and

(e) Real property leases capitalized in accordance with generally accepted principles of accounting, the aggregate amount of which is not to exceed Two Hundred Fifty Thousand Dollars ($250,000) at any time outstanding.

For the purposes of this Section 3 (C) (iii), "Debt" means as to the Corporation and its Affiliates at any time: (a) all obligations of the Corporation or its Affiliates for borrowed money, (b) all obligations of the Corporation or its Affiliates evidenced by bonds, notes, debentures, or other similar instruments,
(c) all obligations of the Corporation or its Affiliates to pay the deferred purchase price of Property or services, except trade accounts payable of the Corporation or its Affiliates arising in the ordinary course of business that are not past due by more than 90 days, (d) all capital lease obligations of the Corporation or its affiliates, (e) all debt of others guaranteed by the Corporation or its Affiliates, (f) all obligations secured by a Lien existing on real or personal and tangible and intangible properties owned by the Corporation or its Affiliates, whether or not the obligations secured thereby have been assumed by the Corporation or its Affiliates or are non-recourse to the Corporation or its Affiliates, (g) all reimbursement obligations of the Corporation or its Affiliates (whether contingent or otherwise) in respect of letters of credit, bankers' acceptances, surety or other bonds and similar instruments, (h) all obligations of the Corporation or its Affiliates to redeem or retire shares of capital stock of the Corporation or its Affiliates, (i) all obligations and liabilities of the Corporation or its Affiliates under interest rate protection agreements, and (j) all liabilities of the Corporation or its Affiliates in respect of unfunded vested benefits under any employee welfare or employee benefit plan.

( D ) At each meeting of the Corporation's stockholders at which the Senior Stockholders shall have the right to vote as a class, as provided in this
Section 3, the presence in person or by proxy of the holders of record of one-third (1/3) of the total number of shares of Senior Preferred Stock then outstanding shall be necessary and sufficient to constitute a quorum of such class. At any such meeting or adjournment thereof,

(i) the absence of a quorum of the Senior Stockholders shall not prevent the election of directors other than the election of the Senior Preferred Director, and the absence of a quorum of the holders of any other class of stock shall not prevent the election of the Senior Preferred Director, and

(ii) in the absence of either or both such quorums, a majority of the holders present in person or by proxy of the classes which lack a quorum shall have the power to adjourn the meeting for the election of directors which they are entitled to elect from time to without notice other than announcement at the meeting until a quorum shall be present.

Section 4. Reacquired Shares. Any shares of Senior Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation and upon the taking of any action required by applicable law become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

Section  5.  Liquidation,  Dissolution  or  Winding  Up.

(A) In the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the assets and funds of the Corporation available for distribution to the Corporation's stockholders shall be distributed as follows:

(i) The Senior Stockholders shall be entitled to receive, prior to and in preference to any distribution of any of the assets and funds of the Corporation to the holders of Common Stock or any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Senior Preferred Stock, via wire transfer of immediately available funds the sum of One Hundred Ten Dollars ($110.00) per share, as adjusted for any stock dividends, adjustments or splits with respect to such shares, plus an amount in cash equal to the aggregate accrued and unpaid dividends (including incremental dividends) thereon, whether or not earned or declared, up to and including the date of such distribution (the "Liquidation Preference"). If upon the occurrence of any liquidation, dissolution or winding up of the Corporation, the assets and funds available for distribution among the Senior Stockholders pursuant to this
Section 5 (A) (i) shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the Senior Stockholders in proportion to the amount of such Senior Preferred Stock owned by each Senior Stockholder.

(ii) After the distribution described in Section 5 (A) (i) above has been paid, the remaining assets and funds of the Corporation available for distribution to stockholders shall be distributed pro rata among the holders of Common Stock.

B. A consolidation or merger of the Corporation with or into any other corporation or corporations, where the stockholders of the Corporation immediately prior to such transaction shall own less than a majority of the voting stock of the surviving corporation immediately following such consolidation or merger, or a sale, conveyance or disposition of all or substantially all of the assets of the Corporation (any of which transactions is referred to as a "Corporate Sale"), shall be deemed a liquidation, dissolution or winding up of the Corporation for purposes of this Section 5. In such event the Corporation shall, (i) if the Corporate Sales is a sale, conveyance or disposition of all or substantially all of the assets of the Corporation, redeem immediately after such Corporate Sale all of the outstanding shares of Senior Preferred Stock for cash via wire transfer of immediately available funds or, if acceptable to the Senior Stockholders, for other consideration received by the Corporation in such corporate Sale in an amount per share equal to the liquidation Preference calculated as of the date of such Corporate Sale, with the value of such other consideration received in such Corporate Sale to be determined by an independent appraiser or investment banking firm selected by the Corporation and reasonably acceptable to a majority of the holders of the Senior Preferred Stock ("Independent Appraiser"), or (ii) if the Corporate Sale is a merger or consolidation, ensure that the Senior Stockholders receive as part of such Corporate Sale cash or, if acceptable to the Senior Stockholders, securities with a value equal to the Liquidation Preference calculated as of the date of such Corporate Sale, with such value to be determined by an Independent Appraiser.

(C) (1) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation which will involve the distribution of assets other than cash or securities, an Independent Appraiser shall promptly be engaged to determine the value of the assets to be distributed to the Senior Stockholders, and the Senior Stockholders shall be entitled to receive assets with an aggregate value equal to or greater than the Liquidation Preference.

(2) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation which will involve the distribution of securities, such securities shall be valued as follows:

(a) If traded on a securities exchange or on the NASDAQ National Market System, the value thereof shall be deemed to be the average of the closing prices of the securities on such exchange over the 30 day period ending three
(3) days prior to the closing of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and
(b) If actively traded over-the-counter, the value thereof shall be deemed to be the average of the closing bid and asked prices over the 30-day period ending three (3) days prior to the closing; and
(c) If there is no active public market, the value shall be the fair market value thereof as determined by an Independent Appraiser. No discount shall be applied to the value of the Senior Preferred Stock of the Senior Stockholders regarding investment letter or other similar restrictions on marketability, if any.

Section  6.  Redemption.

(A) From and after 11:59 p.m. CTS on July 31, 2000, and upon the terms and conditions hereof, the Senior Stockholders, individually or acting as a group, shall have the option to require the Corporation to redeem, at any time or from time-to-time, all or any portion of the issued and outstanding Senior Preferred Stock of the Corporation; provided, however, that as to each such redemption the Senior Preferred Stockholders may not require redemption by the Corporation of less than ten thousand (10,000) shares of Senior Preferred Stock.

(B) From and after 11:59 p.m. CST on July 31, 2001, and upon the terms and conditions hereof, the corporation shall have the option to redeem, at any time or from time to time, all or any portion of the issued and outstanding Senior Preferred Stock of the Corporation from the holders thereof; provided, however, that as to each such redemption the Corporation may not redeem shares of the Senior Preferred Stock unless the Corporation shall redeem at least ten thousand (10,000) shares of Senior Preferred Stock.

(C) The redemption price (the "Redemption Price") for each share of Senior Preferred Stock in the case of a redemption contemplated by either Paragraph 6
(A) pr 6 (B) shall be an amount in cash via wire transfer of immediately available funds equal to the lesser of:

(i) The amount obtained, with such calculations to be effected as of the Redemption Date, by multiplying the amount derived by:

(a) multiplying by six (6) the Corporation's consolidated trailing twelve months' earnings before depreciation, amortization, interest and taxes ("EBITDA"), as shown on the Corporation's publicly reported financial statements plus its internal regularly-prepared monthly consolidated statements of income and cash flows for any intra-quarterly periods, with the last such internal statement to be as of the end of the month immediately preceding the redemption Date; plus

(b) The aggregate of the Corporation's cash and cash equivalents, as shown on the Corporation's last regularly-prepared consolidated balance sheet as of the end of the month immediately preceding the Redemption Date; less

(c)     the  lower  of:

(i) the aggregate outstanding Funded Debt of the Corporation on a consolidated basis, as shown on the Corporation's last regularly-prepared balance sheet as of the end of the month immediately preceding the Redemption Date, or

(ii) the average of the aggregate outstanding Funded Debt of the Corporation on a consolidated basis, as shown on the Corporation's last twelve preceding regularly-prepared monthly balance sheets, with the most recent dated as of the end of the month immediately preceding the Redemption Date.

by the percentage derived by dividing: (y) the Senior Preferred Stockholders' ownership of Common Stock in the Corporation as if all issued and outstanding shares of Senior Preferred Stock were fully converted on the Redemption Date by
(z) all issued and outstanding shares of Common Stock of the Corporation on the redemption Date; or

(ii) an amount sufficient to provide the Senior Preferred Stockholders with an aggregate cumulative internal rate of return of twenty two percent (22%) (including dividends actually paid through the Redemption Date) per annum on their investment from the date of first issuance of such shares, to which amount shall be added the aggregate amount of all accrued and unpaid dividends (including any incremental dividends) thereon to the date fixed for redemption. For the purposes of this Certificate. (y) the Senior Preferred Stockholders internal rate of return shall be calculated by reference to all cash outflows and inflows of the Senior Preferred Stockholders (excluding, however, from the calculation of such inflows directors fees, commitment fees, transaction fees and reimbursed expenses), taking into account the timing of such inflows and outflows, and (z) "Funded Debt" shall mean the Debt of the Corporation identified in Section 3 (C) (iii) (a) hereof.

(D)     Mechanics  of  Redemption

(i) If the Corporation shall exercise its option to redeem shares of Senior Preferred Stock, the Corporation shall give notice of such redemption (the "Redemption Notice") by first class mail, postage prepaid, mailed not fewer than thirty (30) nor more than sixty (60) days prior to the redemption date (the "Redemption Date") stated therein, to each Senior Stockholder of record, at such holder's address as the same appears on the stock register of the Corporation.

     Each such Redemption Notice shall state: (a) the Redemption Date; (b) the number of shares of Senior Preferred Stock to be redeemed; (c) if fewer than all the shares held by each such holder are to be redeemed, the number of such shares to be redeemed from such Senior Stockholder; (d) the Redemption Price;
(e) the place or places where certificates for such shares are to be surrendered following payment of the redemption Price; and (f) that dividends on the shares to be redeemed will cease to accrue on such Redemption Date.

     If the Corporation shall mail a Redemption Notice in the manner set forth above, the Redemption Price shall be paid on the Redemption Date by the Corporation via wire transfer of immediately available funds to an account or accounts designated by the Senior Stockholders. If the Corporation shall pay the Redemption Price in full on the Redemption Date, then from and after the Redemption Date dividends on the shares of the Senior Preferred Stock so called for redemption shall cease to accrue, and as of the Redemption Date said shares shall no longer be deemed to be issued and outstanding, and all rights of the Senior Stockholders as holders of Senior Preferred Stock (except the right to receive from the Corporation the Redemption Price) shall cease except as herein provided. If the Corporation shall fail, for any reason, to pay the redemption Price in full upon the Redemption Date, the attempted redemption by the Corporation shall be null and void and the shares of Senior Preferred Stock to which such Redemption Notice relates shall be promptly returned to the Senior Stockholders and shall thereafter remain issued and outstanding as if such attempted redemption had never occurred.

(ii) In the event the Senior Stockholders, acting individually or as a group, shall exercise their option to cause the Corporation to redeem shares of Senior Preferred Stock, notice of such redemption (the "Put Notice") shall be given by first class mail, postage prepaid, mailed not fewer than thirty (30) nor more than sixty (60) days prior to the redemption date (the "Put Date") stated therein, to the office of the Corporation. Each such Put Notice shall state the Redemption Price, the Put Date, the number of shares of Senior Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed by such holder. Within ten (10) business days, the Corporation shall notify the Senior Stockholders delivering a Put Notice of the place or places where certificates for such shares are to be surrendered in advance of the Put Date. Upon surrender in accordance with said Put Notice of the certificates for any shares of Senior Preferred Stock so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require), such shares shall be redeemed on the Put Date by the Corporation at the Redemption Price via wire transfer of immediately available funds to an account or accounts designated by the Senior Stockholders.

Section 7. Conversion. The Senior Stockholders on the one hand and the Corporation on the other shall have conversion rights regarding the Senior Preferred Stock as follows (the "Conversion Rights"):

(A)  Conversion  Rights  of  Holders.

(i) The Senior Stockholders shall have the option to: (a) convert each share of Senior Preferred Stock, at any time and from time-to-time after the date of issuance of each such share, into such number of fully paid and nonassessable whole and fractional shares of Common Stock as is determined by dividing One Hundred Dollars ($100.00) by the Conversion Price at the time in effect for such share, and (b) convert any accrued but unpaid dividends (including incremental dividends) on the Senior preferred Stock into whole and fractional shares of Common Stock at the Conversion price in effect at the time, at any time and from time-to-time. The initial Conversion price per share for shares of Senior Preferred Stock shall be Three Dollars and Seventy Five Cents ($3.75); provided, however, that the Conversion price for the Senior Preferred Stock shall be subject to adjustment as set forth in Section 7 (D) below.

(ii) In the event of a call for redemption of any shares of Senior Preferred Stock pursuant to Section 6 hereof, the Conversion Rights shall terminate as to the shares designated for redemption in a Put or Redemption Notice at 5:00 pm CST on the Redemption or Put Date as may have been fixed in any Put or Redemption Notice with respect to such shares of Senior Preferred Stock, unless default is made in payment of the Redemption Price, in which case such conversion rights shall continue in full force and effect as if such termination had never occurred.

(B)     Corporation  Rights  to  Compel  Conversion

(i) The Corporation shall have the option, which shall expire at 5:00 p.m. CST on July 21, 2000, to compel conversion of each share of the Senior Preferred Stock, after the issuance of such shares , into that number of fully paid and nonassessable shares of Common Stock as shall be determined pursuant to Section 7 (A) (i) above; provided, however, that (y) the Corporation cannot compel conversion of the Senior Preferred Stock unless and until all accrued but unpaid dividends on the Senior Preferred Stock (including incremental dividends) have been paid in full, and (z) the Corporation's option to compel conversion shall arise only after payment in full of all accrued but unpaid dividends and the occurrence of the first to occur of the following:

(a) the successful completion of a Qualified Secondary Offering, hereby defined as an offering:

(i) that results in gross proceeds to the Corporation in an amount greater than Seventeen Million Five Hundred Thousand Dollars ($17,500,000), and

(ii) regarding which the Senior stockholders are advised, in a written opinion by the managing underwriter or underwriters thereof, that the Senior Stockholders may sell fifty percent (50%) or more of the aggregate shares of Common Stock which the Senior Stockholders would receive if the Senior Preferred stock were fully converted, and

(iii) underwritten by a security firm of nationally recognized standing or otherwise acceptable to a majority of the Senior Preferred stockholders, and

(iv) in which shares of Common Stock are sold at a per-share offering price such that the Senior Preferred Stock's cumulative internal rate of return, not including dividends on the Senior Preferred Stock paid or received to date, would be twenty percent (20%) per annum from the date of the first issuance of each such share of Senior Preferred Stock (or, if applicable, the issuance of each group of shares of Senior Preferred Stock), assuming for the purposes of effecting such calculation that (i) all shares of Senior Preferred Stock were fully converted, and (ii) the aggregate shares received upon conversion were sold at the per-share price at which such shares were sold in such offering, less normal underwriting and distribution costs (i.e. customary brokerage charges) or

(b) if (and only if) after July 31, 1996 a viable secondary public market has been established for the Corporation's Common Stock for at least twelve (12) months prior to the Conversion date (as defined below), and if (and only if) the market price of the Corporation's Common Stock for the forty five (45) trading days preceding the date of the Conversion Notice (as defined below) and preceding the Conversion Date did not fall below a price that would provide the Senior Stockholders with a cumulative internal rate of return, not including dividends received to date, of twenty percent (20%) per annum from the date of the first issuance of each such share of Senior Preferred Stock (or, if applicable, the issuance of each group of Stock shares of Senior Preferred Stock), assuming for the purposes of effecting such calculation that (i) all shares of Senior Preferred Stock were fully converted, and (ii) the aggregate shares received upon conversion were sold at the per-share market price, less normal underwriting and distribution costs (ie customary brokerage charges). For the purpose of this Section 7 (B) (i) (b), "viable public market" shall be defined as a market for the Corporation's Common Stock that for the prior twelve
(12) months had sufficient trading volume so that (x) the number of shares of Common Stock into which the issued and outstanding Senior Preferred Stock would convert if fully converted divided by (y) the average daily trading volume of the Corporation's Common Stock for the prior twelve (12) months yields (z) a number less than or equal to Sixty Two and Twenty Five Hundredths (62.25).

(ii) If the Corporation shall exercise its option to compel conversion of Senior Preferred Stock, notice of such conversion (the "Conversion Notice") shall be given by first class mail, postage prepaid, mailed not fewer than thirty (30) nor more than sixty (60) days prior to the conversion date (the "Conversion Date"), to each holder of record of the shares to be converted, at such holder's address as the same appears on the stock register of the corporation. Each such Conversion Notice shall state (a) the Conversion Price;
(b) the number of shares of Common Stock to be delivered to such Senior Stockholder derived from calculation of the Conversion Price; (c) the Conversion Date; (d) the number of shares of Senior Preferred Stock to be converted and, if fewer than all the shares held by such Senior Stockholder are to be converted, the number of such shares to be converted from such holder; provided, however, that if less than all of the shares of the Senior Preferred Stockholders are to be converted, the conversion must be proportionate to the shareholdings of the Senior Stockholder of Senior Preferred Stock; (e) the place or places where certificates for such shares of Senior Preferred Stock are to be surrendered for conversion; (f) that dividends applicable to the Senior Preferred Stock on the shares thereof to be converted will cease to accrue on such Conversion Date, and shall be accompanied by evidence reasonably satisfactory to the Senior Stockholders that the conditions precedent to the Corporation's rights to compel conversion have been fully satisfied.

If the Corporation shall mail a Conversion Notice in the manner set forth above, then from and after the Conversion Date (unless default shall be made by the Corporation in providing shares of Common Stock in satisfaction of the Conversion price), dividends on the shares of the Senior Preferred Stock so called for conversion shall cease to accrue, and as of the Conversion Date said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as holders of Senior Preferred Stock (except for the registration rights set forth in the Registration Rights Agreement and the right to receive from the Corporation the shares of the Corporation's Common Stock representing the Conversion price) shall cease except as herein provided and except as provided in any other agreements between the Corporation, the Senior Stockholders and other. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Senior Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. Upon surrender in accordance with said Conversion Notice of the certificates for any shares of Senior Preferred Stock so converted (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be converted by the Corporation at the conversion price aforesaid, and certificates representing the number of shares of the Corporation's Common Stock derived from the calculation of the conversion price shall be mailed to the holders of the converted Senior Preferred Stock at such holder's address as the same appears on the stock register of the Corporation.


(C)     Mechanics  of  Senior  Stockholder  Conversion.

Before  any  holder  of  Senior  Preferred Stock making the election provided in
Section 7 (A) shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefore, duly endorsed, at the office of the Corporation or of any transfer agent for the Senior Preferred Stock designated in writing by the Corporation, and shall on the same date give written notice (the "Shareholder Conversion notice") by a national overnight courier service or by certified or registered mail, postage prepaid, to the Corporation at its principal corporate office, of the election to convert the same. Such Shareholder Conversion notice shall state (i) the Conversion Price, (ii) the number of shares of Senior Preferred Stock to be converted; (iii) the number of shares of Common Stock to be delivered to such holder, derived from calculation of the Conversion price; and (iv) the name or names in which the certificate or certificates for share of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver to such holder of Senior Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Senior Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

(D) Conversion Price Adjustments. Subject to the terms and conditions hereof, the Conversion Price of the Senior Preferred Stock shall be subject to adjustment form time-to-time as follows:

(i) In case the Corporation at any time shall subdivide the issued and outstanding shares of Common Stock, issue a stock dividend on its outstanding shares of Common Stock or otherwise take any action or enter into any agreement which would directly or indirectly result in an increase at any time in the aggregate number of issued and outstanding shares of Common Stock, the Conversion Price of the Senior Preferred Stock in effect immediately prior to such subdivision, dividend or action shall be proportionately decreased; provided, however, that:

(a) If Common Stock, Preferred Stock or any other investment instrument or security is issued for an effective per-share price which is less than the Conversion Price existing at such time, the existing Conversion Price shall be adjusted to the price of the subsequent financing so long as the Senior Stockholders participate in such issuance on a pro-rate basis (ie, the Senior
Stockholders participate in such offering in the same percentages as their percentage ownership of the issued and outstanding Common Stock of the Corporation, as is fully converted, at such time); if the Senior Stockholders do not so participate, and if the per-share effective price of such security or instrument is less than the Conversion Price, the Conversion Price shall be adjusted to a weighted average of the per-share effective price of the securities so issued and the Conversion price in existence at such time.

(b) If the Corporation shall, from and after the date hereof, adopt a management or director incentive stock option plan which is satisfactory to the Senior Stockholders in the exercise of their reasonable judgment, the Conversion Price in effect at such time shall not be adjusted as a result of either the issuance of such options or the exercise thereof by the holders thereof.

(c) If the Corporation shall affect an underwritten public offering of its Common Stock at an effective price higher than the Conversion price in effect upon the date such offering concludes, the Conversion price shall not be adjusted to reflect the issuance of shares of Common Stock by the Corporation pursuant to completion of such offering.

(d) With regard to transactions and dealings between the Corporation's Employee Stock Ownership Plan, dated as of October 1, 1993 and amended October 5, 1994 (the "ESOP"), or any participant therein, the following shall apply:

(i) If the Corporation engages in transactions with the ESOP or its participants pursuant to Sections 11.01 and 11.07 thereof, the Conversion Price shall not be adjusted to reflect such transactions.

(ii) In the event of a pledge of the Corporation's Common Stock by the ESOP, the conversion Price shall not be adjusted to reflect such transactions.

(iii) If the Corporation makes contributions to the ESOP to retain the qualified status of the ESOP and to comply with any request or order made by a court of competent jurisdiction or governmental agency, the Conversion Price shall not be adjusted to reflect such transactions.

Notwithstanding the provisions of Sections 7 (D) (i) (d) (i) - (iii) immediately above, if the Corporation effects any sale or contribution of its Common Stock to the ESOP, the Conversion Price shall be adjusted in accordance with Section 7 (D) (i) above.

If the Corporation shall at any time combine the issued and outstanding shares of Common Stock or otherwise take any action or enter into any agreement which would directly or indirectly result in a reduction at any time in the aggregate number of issued and outstanding shares of Common Stock, the Conversion Price of the Senior Preferred Stock in effect immediately prior to such combination shall be proportionately increased, effective at the close of business on the date of such combination or reduction, as the case may be.

(ii)     If  at  any  time  or  from  time  to  time  there  shall  be:

(a) a recapitalization of the Common Stock or a consolidation or merger of the Corporation with or into any other person other than a consolidation or a merger in which the Corporation is the surviving entity and the holders of the Corporation's voting stock (defined for purposes of this Section 7 (D) as Common Stock and Senior Preferred Stock which has not lost its right to vote) before such consolidation or merger continue to won at least a majority of the voting power of the Corporation, or
(b)     a  sale  of  all  or substantially all of the assets of the Corporation,

provision shall be made so that the Senior Stockholders shall thereafter be entitled to receive, upon conversion of the Senior Preferred Stock, the number of shares of stock, other securities or properties of the Corporation, or otherwise, to which a holder of Senior Preferred Stock would have been entitled upon such event if all Senior Preferred Stock were fully converted. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 7 regarding the rights of the Senior Stockholders to the end that after the recapitalization, merger, consolidation or sale of assets the provisions of the Section 7 (including adjustment of the Conversion Price for the Senior Preferred Stock then in effect and the number of shares receivable upon conversion of the Senior Preferred Stock) shall be applicable on a basis as nearly equivalent as the basis existing therefore as may be practicable.

(iii) The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid directly or indirectly or seek to avoid directly or indirectly the observance or performance of any of the terms herein to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of the Section 7 (D) and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the Senior Stockholders against loss, diminution or impairment.

(E) Certificate as to Adjustments. Upon the occurrence of such adjustment or readjustment of the Conversion Price of Senior Preferred Stock pursuant to this Section 7, the Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and promptly furnish to each Senior Stockholder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Senior Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (a) such adjustment and readjustment, (b) the Conversion Price for the Senior Preferred Stock at the time in effect and (c) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Senior Preferred Stock.

(F) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available solely for such purpose out of its authorized but unissued shares of Common Stock such number thereof as shall from time to time be sufficient to effect conversion of all issued and outstanding shares of the senior Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect such conversion, the Corporation will promptly take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

(G) Notices. Any notice required by the provision of this Section 7 to be given to the Senior stockholders shall be deemed given if (i) mailed via certified or registered mail, postage prepaid and return receipt requested addressed to each holder of record at his address appearing on the stock register of the Corporation; (ii) sent via national overnight courier service and addressed to each holder of record at his address appearing on the stock register of the Corporation; or (iii) delivered via telephonic facsimile transmission to the offices of the Senior Stockholders as they may direct in writing from time-to-time; provided, however, that any notice given by telephonic facsimile transmission shall be followed within twenty four (24) hours by the mailing of a copy of such notice via a method set forth immediately above in Section 7 (H) (i) or (ii).

Section 8. Ranking. The Senior Preferred Stock shall be senior to all other series of the Corporation's preferred stock, if any, as to the payment of dividends and the distribution of assets.

Section  9.  Covenants  and  Financial  Reporting  requirements.

(A) Affirmative Covenants. The Corporation will, unless the Senior Stockholders consent otherwise in writing (and without limiting any requirements of any agreements between the Senior Stockholders and the Corporation):

(1) Financial Condition. Maintain the Corporation's financial condition as follows, determined on a consolidated basis and in accordance with GAAP applied consistently beginning January 1, 1995:

(a) Maintain a minimum ratio of current assets to current liabilities of 2.0 to 1.0.

(b)     Maintain  a maximum ratio of total liabilities to Tangible Net Worth of:

     Ratio               Period
     -----               ------
     4.0  to  1.0        date  hereof  through  12-30-95
     2.75  to  1.0       12-31-95  to  12-30-96
     2.0  to  1.0        12-31-96  to  12-30-97
     1.5  to  1.0        12-31-97  and  thereafter

(c) The EBITDA Ratio will not exceed 2.25 to 1.0 through December 30,1996 and 2.0 to 1.0 thereafter.

(d)     The  Cash  Flow  Ratio  will  be  no  less  than  1.5  to  1.0.

 Each of these covenants will be tested on a rolling four quarter basis. If the Corporation completes a stock offering or otherwise raises equity from outside sources in the aggregate amount of Five Million Dollars ($5,000,000.00) or more, specifically excluding amounts received from the senior stockholders in purchase of Senior Preferred Stock, the Corporation hereby grants the Senior Stockholders the right to modify those of the above financial covenants affected thereby in the exercise of the Senior Stockholders' reasonable judgment.

(2) Financial Statements and Other Information. Maintain a system of accounting reasonably satisfactory to the Senior stockholders and in accordance with GAAP applied on a consistent basis throughout the period involved, permit the Senior Stockholders' authorized representatives to visit and inspect the Corporation's books of account and other records at such reasonable times and as often as the Senior stockholders may desire, and pay the reasonable fees and disbursements of any accountants or other agents of the Senior Stockholders selected by them for the foregoing purposes. Unless written notice of another locations is given to the Senior Stockholders, the Corporation's books and records will be located at its executive offices. All financial statements called for below shall be prepared in form and content acceptable to the Senior Stockholders and where required by independent certified public accountants acceptable to the Senior Stockholders.

     In  addition,  the  Corporation  will:

(1) Furnish to the Senior Stockholders audited financial statements (including a balance sheet, operating statement and surplus reconciliation) of the Corporation on a consolidated basis for each fiscal year of the Corporation, within ninety (90) days after the close of each such fiscal year.

(2) Furnish to the Senior stockholders unaudited financial statements (including a balance sheet and profit and loss statement) of the corporation on a consolidated and consolidating basis for each month of each fiscal year of the Corporation, within thirty (30) days after the close of each such period.

(3) Furnish to the Senior Stockholders any compliance or similar certificates (duly executed by an authorized representative of Corporation) delivered to the Corporation's senior lenders concurrently with and dated as of the date of delivery of each of the financial statements for the month ending each quarter as required in paragraph (2) above.

(4) Furnish to the Senior Stockholders promptly such additional information, reports and statements respecting the business operations and financial condition of Corporation, from time to time, as the Senior Stockholders may reasonably request.

(3) Insurance. Maintain insurance with responsible insurance companies on such of the Corporation's properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity, specifically to include fire and extended coverage insurance covering all assets, business interruption insurance, workers compensation insurance and liability insurance, all to be with such companies and in such amounts as are satisfactory to the Senior Stockholders. Satisfactory evidence of such insurance will be supplied to Senior Stockholders prior to purchases of Senior Preferred Stock.

(4) Existence and Compliance. Maintain the Corporation's existence, good standing and qualification to do business, where required and comply with all laws, regulations and governmental requirements including, without limitation, environmental laws applicable to the corporation or to any of its Affiliates or to any of their property, business operations and transactions.

(5) Adverse Conditions or Events. Promptly advise the Senior stockholders in writing of: (i) any condition, event or act which comes to its attention that would or might materially adversely affect the Corporation's or its Affiliates' financial condition or operations, their assets or properties (tangible or intangible), the Senior Stockholders' rights under this Certificate or under any agreement to which the Senior Stockholders and the Corporation are parties; (ii) any material litigation filed by or against Corporation; (iii) any event that has occurred that would constitute an event of default under any agreements between the Corporation and any senior lender; and (iv) any material damage to the properties or assets of the Corporation.

(6) Taxes and Other Obligations. Pay all of the Corporation's taxes, assessments and other obligations, including, but not limited to, taxes, costs or other expenses arising out of the issuance of Senior Preferred Stock, as the same become due and payable, except to the extent the same are being contested in good faith by appropriate proceedings in a diligent manner.

(7) Maintenance. Maintain all of the Corporation's and its Affiliates' tangible property in good condition and repair and make all necessary replacements thereof, and preserve and maintain all licensees, trademarks, privileges, permits, franchises, certificates and the like necessary for the operation of its business.

(8) Notification of Environmental Claims. The Corporation shall immediately advise Senior Stockholders in writing of: (i) any and all material enforcement, cleanup, remedial, removal or other governmental or regulatory actions instituted, completed or threatened pursuit to any applicable federal, state or local laws, ordinances or regulations relating to any Hazardous Materials affecting the corporation's business operations; or (ii) all claims made or threatened by any third party against the Corporation relating to damages, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials. The Corporation shall immediately notify the Senior Stockholders of any remedial action taken by Corporation with respect to its business operations.

(9) Capital Allocation. The corporation shall allocate the least amount allowed by law to the corporation's capital accounts for each class of shares.

(B) Negative Covenants. The Corporation and its Affiliates will not, without the prior written consent of Senior Stockholders (and without limiting any requirements of any agreements between the Senior Stockholders and the Corporation):

1. Liens. Grant, suffer or permit any contractual or noncontractual lien on or security interest in their assets, except in favor of the Corporation's senior lender or as permitted by this Certificate, or fail to promptly pay when due all lawful claims, whether for labor, materials or otherwise.

2. Extensions of Credit. Make any loan or advance to any individual, partnership, corporation or other entity, except in for loans or advances to wholly-owned subsidiaries, Affiliates or employees in the normal course of business as heretofore practiced.

     3. Character of Business. Change the general character of business as conducted at the date hereof, or engage in any type of business not reasonably related to their business as presently conducted

     4. Executive Personnel. Substantially change their present executive or management personnel.

Section  10.  Certain  Restrictions.

(A) So long as any shares of the Senior Preferred Stock are issued and outstanding, whenever any dividends or distributions payable on the Senior Preferred Stock are accrued but unpaid, until all accrued and unpaid dividends (including incremental dividends) and all distribution, whether or not declared, on issued and outstanding shares of Senior Preferred Stock shall have been paid in full, the Corporation shall not:

(i) Declare or pay dividends or set aside for payment or distribution on or make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Senior Preferred Stock; provided, however, that notwithstanding the above, (y) the Corporation may acquire shares of Common Stock pursuant to it agreements with NationsBank regarding loans by NationsBank to individuals employed by the Corporation who participate in the Corporation's 1993 Non-Qualified Incentive Stock Option Plan, and (z) the Corporation shall at all times be permitted to purchase shares of its Common Stock from a participant or former participant of the ESOP pursuant to the "put option" provisions of the ESOP.

(ii) declare or pay dividends on or set aside for payment on or distribution or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Senior Preferred stock;

(iii) redeem or purchase or otherwise acquire for consideration shares of any stock either junior to or ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Senior Preferred Stock; or

(iv)     purchase  or  otherwise  acquire for consideration any shares of Senior
Preferred  Stock,  or  any  shares  of stock ranking on a parity with the Senior
Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as an Independent Appraiser, at the expense of the Corporation and after consideration of all arrearages, the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine will result in fair and equitable treatment among the respective series or classes.

(B) The Corporation shall not permit any Affiliate of the Corporation to purchase or otherwise acquire for consideration (i) any shares of capital stock of the Corporation; (ii) any shares of its own capital stock, or (iii) any shares of capital stock of any other Affiliate of the Corporation unless the Corporation could, under Section 10 (A), purchase or otherwise acquire such shares at such time and in such manner; provided, however, that notwithstanding the above the Corporation or its Affiliates may acquire shares of Common Stock pursuant to agreements with NationsBank regarding loans by NationsBank to individuals employed by the Corporation who participate in the Corporation's 1993 Non-Qualified Incentive Stock Option Plan.

Section 11. Pre-emptive Rights. The holders of the Senior Preferred Stock shall have pre-emptive rights to acquire additional shares of Senior Preferred Stock in the event of the issuance, by any manner and to any Person, of additional shares of Senior Preferred Stock or the increase, in any manner and to any Person, in the number of issued and outstanding shares of Senior Preferred Stock.

Section  12.  Notices  of  Corporate  Action.  In  the  event  of:

(A) any taking by the Corporation of a record of those holders of record of any class of the Corporation's securities entitled to receive any (i) dividend or other distribution.; (ii) right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property; or (iii) other rights of any kind or character (including but not limited to any such rights or properties arising from an event described in Section 7 (D) (ii) hereof);

(B) any capital reorganization, reclassification or recapitalization of the Corporation, any consolidation or merger involving the Corporation and any other person, or any transfer of all or substantially all the assets or the Corporation to any other person; or

(C) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, and in each such case, the Corporation shall mail to each holder of Senior Preferred Stock, at least forty five (45) days prior to any date specified therein, a notice stating (i) the date or expected date on which any such record is to be taken, a description of the reason therefore in reasonable detail, and the amount and character of such dividend, distribution or right or (ii) the date or expected date on which any such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of record of any class of the Corporation's capital stock shall be entitled to exchange their shares for the securities or other property deliverable upon such reorganization, reclassification, recapitalization, consolidation, merger, transfer, dissolution, liquidation or winding up. Such notice shall also state whether such transaction will result in any adjustment in the number of shares of Common Stock into which shares of the Senior Preferred Stock are convertible, and if so, shall state the new number of shares of Common Stock into which each share of the Senior Preferred Stock shall be convertible upon such adjustment and when such adjustment will become effective. Such notice shall be given to allow the Senior Stockholders the option to exercise or refrain from exercising Stockholders the option to exercise or refrain from exercising any of the rights granted them herein in advance of such date.

Section  13.  Definitions.

(a) "Affiliate" means, as to any Person, any other Person (a) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (b) that directly or indirectly beneficially owns or holds ten percent or more of any class of voting stock of such Person; or (c) ten percent or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term "control" means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(b) Cash Flow Ratio. Cash Flow Ratio means on a consolidated basis the Corporation's and any acquired businesses' net income, plus depreciation expense and amortization expense, less dividends (excluding accreted preferred dividends), to current maturities of long term debt for the next ensuing twelve
(12) month period after the date tested. Historic and pro forma cash flow of an acquired business will be adjusted to exclude any items of a non-recurring nature.

(c) EBITDA Ratio. EBITDA Ratio means Senior Funded Debt to EBITDA, calculated on a trailing twelve (12) month basis, adjusted for non-recurring items of any acquired business.

(d) Hazardous Materials. Hazardous Materials include all materials defined as hazardous wastes or substances under any local, state or federal environmental laws, rules or regulations, and petroleum, petroleum products, oil and asbestos.

(e) "Person" means any individual, corporation, trust, association, company, partnership, joint venture, Governmental Authority, or other entity.

(f) Senior Funded Debt. Senior Funded Debt means the principal amount outstanding from time-to-time to NationsBank of Texas, N.A. and/or any other senior lender of the Corporation and any other indebtedness of the Corporation and its Affiliates not subordinated in right of payment of any such debt.

(g) Tangible Net Worth. Tangible Net Worth means the amount of total stockholders' equity plus Senior Preferred Stock as adjusted for accreted dividends on Senior Preferred Stock, less general intangibles and less loans or advances to employees exceeding Five Hundred Thousand Dollars ($500,000) in the aggregate at any one time.

Section 14. Registration Rights. The Senior Stockholders shall have rights regarding registration of the Corporation's shares of capital stock as set forth in a Registration Rights Agreement of even date herewith between the Senior Stockholders and the Corporation.

IN WITNESS WHEREOF, we have executed and subscribed this Certificate and affirm the foregoing as true under the penalties of perjury this 24th day of July, 1995


                                             s/Wray  Thompson
                                             ----------------
                                               Wray  Thompson
                                               President


Attest:

s/William  M.  Warren
---------------------
William  M.  Warren,  Secretary

EXHIBIT  3.4
                            The Leather Factory, Inc.

  Certificate of Elimination of Designation, Preference and Rights of the Senior
                     Cumulative Convertible Preferred Stock

Pursuant to Section 151 of the General Corporation Law of the State of Delaware:

We, Wray Thompson, President, and William M. Warren, Secretary of The Leather Factory, Inc., a corporation organized and existing under the general corporation law of the State of Delaware in accordance with the provisions of
Section  103  thereof,  DO  HEREBY  CERTIFY:

That pursuant to the authority of conferred upon the Board of Directors by the Certificate of Incorporation of the said corporation, the said Directors on December 11, 1996 adopted the following resolution withdrawing a Certificate of Designation, Preference and Rights of the Senior Cumulative Convertible Preferred Stock (the "Certificate of Designation") which had been approved by resolution of the Board of Directors on the 25th day of July, 1995 and filed with the Secretary of State of the State of Delaware on the 2nd day of August, 1995 and authenticated by the Secretary of State on the 3rd day of August, 1995, and pursuant to Section 151 of the General Corporation Law of the State of Delaware, we certify as follows:

1. The resolution attached as Exhibit "A" hereto and made a part hereof for all intents and purposes is a true and correct copy of a resolution passed at a regular meeting of Directors held on December 11, 1996; and

2. The no shares of any such class or series are outstanding because none were ever issued under the terms of the Certificate of Designation and none will be issued subject to the Certificate of Designation; and

3. All matters set forth in the Certificate of Designation should be eliminated from the Certificate of Incorporation with respect to such class or series of stock.

IN WITNESS WHEREOF, we have executed and subscribed our names to this document and affirm that the foregoing is true under the penalties this 11th day of December 1996.


                                                s/Wray  Thompson
                                                ----------------
                                                 Wray  Thompson,  President


Attest:

 s/William  M.  Warren
 ---------------------
William  M.  Warren,  Secretary

                                   RESOLUTION

BE IT RESOLVED, that whereas, the Board of Directors adopted a Certificate of Designation, Preference and Rights of the Senior Cumulative Convertible Preferred stock on July 24, 1995 (the "Certificate of Designation") and pursuant thereto the Board adopted a resolution creating a series of One Hundred Thousand (100,000) shares of preferred stock designated as Senior Cumulative Convertible Preferred Stock, par value Ten Cents ($0.10) per share. Said Certificate of Designation was filed with respect to such class or series of stock with the office of the Secretary of State of the State of Delaware on the 2nd day of August, 1995 at 12:00 p.m.; and,

BE IT FURTHER RESOLVED, that whereas, no shares were ever issued pursuant to the terms of said Certificate of Designation, and that none will be issued subject to said Certificate of Designation.

BE IT FURTHER RESOLVED, that said Certificate shall have no further effect and that all matters set forth in said Certificate of Designation be and are hereby eliminated from the Certificate of Incorporation with respect to such class or series of stock. Said Certificate of Designation is hereby declared to be null and void and of no further force or effect.

EXHIBIT  3.5

                                    Bylaws of
                            The Leather Factory, Inc.
                             A Delaware Corporation

Article  I
Offices
-------

Section 1  Registered Office  2
Section 2    Other Offices    2

Article  II
Meeting  of  Stockholders
-------------------------

Section 1                        Place of Meetings                       2
Section 2                         Annual Meetings                        2
Section 3                        Special Meetings                        2
Section 4            Notice of Meetings and Adjourned Meetings           2
Section 5                             Quorum                             3
Section 6   Certain Rules of Procedure Relating to Stockholder Meetings  3
Section 7                             Voting                             4
Section 8   Action of Stockholders by Written Consent Without Meetings   4
Section 9                           Inspectors                           5
Section 10                         New Business                          5
Section 11                   Nominations for Director                    6
Section 12     Requests for Stockholder List and Corporation Records     7

Article  III
Directors
---------

Section 1                                 Powers                                7
Section 2                Number of Directors; Term; Qualification               7
Section 3                                Election                               7
Section 4                               Vacancies                               7
Section 5                           Place of Meetings                           8
Section 6                            Regular Meetings                           8
Section 7                            Special Meetings                           8
Section 8                           Notice of Meetings                          8
Section 9                      Quorum and Manner of Acting                      8
Section 10  Action by Consent, Participation by Telephone or Similar Equipment  9
Section 11                         Resignation; Removal                         9
Section 12                      Compensation of Directors                       9

Article  IV
Committees  of  the  Board
--------------------------

Section 1                     Designation, Powers and Name                     9
Section 2                          Meetings, Minutes                           10
Section 3                             Compensation                             10
Section 4  Action by Consent, Participation by Telephone or Similar Equipment  11
Section 5            Changes in Committees; Resignations; Removals             11

Article  V
Officers
--------

Section 1               Officers              11
Section 2     Election and Term of Office     11
Section 3       Removal and Resignation       12
Section 4              Vacancies              12
Section 5               Salaries              12
Section 6        Chairman of the Board        12
Section 7              President              12
Section 8           Vice Presidents           13
Section 9              Secretary              13
Section 10             Treasurer              13
Section 11  Assistant Secretary or Treasurer  14

Article  VI
Contracts,  Checks,  Loans,  Deposits,  etc.
--------------------------------------------

Section 1   Contracts    14
Section 2  Checks, etc.  15
Section 3     Loans      15
Section 4    Deposits    15

Article  VII
Capital  Stock
--------------

Section 1           Stock Certificates            15
Section 2  List of Stockholders Entitled to Vote  16
Section 3              Stock Ledger               16
Section 4       Transfers of Capital Stock        16
Section 5            Lost Certificates            16
Section 6          Fixing of Record Date          17
Section 7            Beneficial Owners            17

Article  VIII
Dividends
---------

Section 1  Declaration  17
Section 2    Reserve    17

Article  IX

Limitation of Director's Liability  18
----------------------------------

Article  X
Indemnification
---------------

Section 1      Indemnification      18
Section 2  Advancement of Expenses  18
Section 3      Non-Exclusivity      19
Section 4         Insurance         19
Section 5        Continuity         19

Article  XI

Seal  19
----

Article  XII

Waiver of Notice  19
----------------

Article  XIII

Amendments  20
----------

                                     BYLAWS
                                       OF
                            THE LEATHER FACTORY, INC.
                             A Delaware Corporation

                                    Article I
                                     Offices

Section 1. Registered Office. The registered office of The Leather Factory, Inc. (hereinafter called the "Corporation") within the State of Delaware shall be located in the City of Wilmington, County of New Castle.

Section 2. Other Offices. The corporation may also have an office or offices and keep the books and records of the Corporation, except as may otherwise be required by law, in such other place or places, within or without the State of Delaware, as the Board of Directors of the Corporation (hereinafter sometimes called the "Board") may from time to time determine or the business of the Corporation may require.

                                   Article II
                            Meetings of Stockholders

Section 1. Place of Meetings. All meetings of stockholders of the Corporation shall be held at the office of the Corporation in the State of Delaware or at such other place, within or without the State of Delaware, as may from time to time be fixed by the Board or specified or fixed in the respective notices or waivers of notice thereof.

Section 2. Annual Meetings. The annual meeting of stockholders of the Corporation for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held annually on such date and at such time as may be fixed by the Board.

Section 3. Special Meetings. Special meetings of stockholders, unless otherwise provided by law, may be called at any time only by the Board pursuant to a resolution adopted by a majority of the then authorized number of Directors (as determined in accordance with Section 2 of Article III of these Bylaws), the Chairman of the Board or the President. Any such call must specify the matter or matters to be acted upon at such meeting and only such matter or matters shall be acted upon thereat.

Section 4. Notice of Meetings and Adjourned Meetings. Except as may otherwise be required by law, notice of each meeting of stockholders, annual or special, shall be in writing, shall state the purpose or purposes of the meeting, the place, date and hour of the meeting and, unless it is the annual meeting, shall indicate that the notice is being issued by or at the direction of the person or persons calling the meeting, and a copy thereof shall be delivered or sent by mail, not less than ten (i) or more than sixty days before the date of said meeting, to each stockholder entitled to vote at such meeting. If mailed, such notice shall be directed to the stockholder at his address as it appears on the stock record of the corporation. Unless he shall have filed with the Secretary a written request that notices to him be mailed to some other address, in which case it shall be directed to him at such other address. Notice of any adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meting at which the adjournment was taken unless (i) the adjournment is for more than thirty (30) days, (ii) the Board shall fix a new record date for any adjourned meeting after the adjournment or (iii) these Bylaws otherwise require.

Section 5. Quorum. At each meeting of stockholders of the Corporation, the holders of a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be present or represented by proxy to constitute a quorum for the transaction of business, except as may otherwise be provided by law or the Certificate of Incorporation.

If a quorum is present at a meeting of the stockholders, the stockholders represented in person or by proxy at the meeting may conduct such business as may be properly brought before the meeting until it is finally adjourned, and the subsequent withdrawal from the meeting of any stockholder or the refusal of any stockholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting, except as may otherwise be provided by law or the Certificate of Incorporation.

If, however, a quorum shall not be present or represented at any meeting of the stockholders, the chairman of the meeting or holders of a majority of the shares represented in person or by proxy shall have the power to adjourn the meeting to another time, or to another time and place, without notice (subject, however, to the requirements of Section 4 of Article II of the Bylaws) other than announcement of adjournment at the meeting, and there may be successive adjournments for like cause and in like manner until the requisite amount of shares entitled to vote at such meeting shall be represented. At such adjourned meeting at which the requisite amount of shares entitled to vote thereat shall be represented, any business may be transacted that might have been transacted at the original meeting so adjourned.

Section 6. Certain Rules of Procedure Relating to Stockholder Meetings. All stockholder meetings, annual or special, shall be governed in accordance with the following rules:

(i) Only stockholders of record will be permitted to present motions from the floor at any meeting of stockholders.
(ii) The chairman of the meeting shall preside over and conduct the meeting in a fair and reasonable manner, and all questions of procedure or conduct of the meeting shall be decided solely by the chairman of the meeting. The chairman of the meeting shall have all power and authority vested in a presiding officer by law or practice to conduct an orderly meeting. Among other things, the chairman of the meeting shall have the power to adjourn or recess the meeting, to silence or expel persons to ensure the orderly conduct of the meeting, to declare motions or persons out of order, to prescribe rules of conduct and an agenda for the meeting, to impose reasonable time limits on questions and remarks by any stockholder, to limit the number of questions a stockholder may ask, to limit the nature of questions and comments to one subject matter at a time as dictated by any agenda for the meeting, to limit the number of speakers or persons addressing the chairman of the meeting or the meeting, to determine when the polls shall be closed, to limit the attendance at the meeting to stockholders of record, beneficial owners of stock who present letters from the record holders confirming their status as beneficial owners, and the proxies of such record and beneficial holders, and to limit the number of proxies a stockholder may name.

Section 7. Voting. Except as otherwise provided in the Certificate of Incorporation, at each meeting of stockholders, every stockholder of the Corporation shall be entitled to one (1) vote for every share of capital stock standing in his name on the stock records of the Corporation (i) at the time fixed pursuant to Section 6 of Article VII of these Bylaws as the record date for the determination of stockholders entitled to vote at such meeting, or (ii) if no such record date shall have been fixed, then at the close of business on the date next preceding the day on which notice thereof shall be given, or, if notice is waived, a the close of business on the day next preceding the day on which the meeting is held. At each such meeting, every stockholder shall be entitled to vote in person, or by proxy appointed by an instrument in writing executed by such stockholder or by his duly authorized agent and bearing a date not more than three (3) years prior to the meeting in question, unless said instrument provides for a longer period during which it is to remain in force.

At all meetings of stockholders at which a quorum is present, all matters (except as otherwise provided in Section 3 of article III of these Bylaws and except in cases where a larger vote is required by law, the Certificate of Incorporation or the Bylaws) shall be decided by a majority of the voted cast at such meeting by the holders of shares present or represented by proxy and entitled to vote thereon.

Section 8. Action of Stockholders by Written Consent Without Meetings. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken by stockholders for or in connection with any corporate action may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken shall be (i) signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (ii) delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent.

If action is taken by less than unanimous consent of stockholders and in accordance with the foregoing, there shall be filed with the records of meetings of stockholders the writing or writings comprising such less than unanimous consent. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those who have not consented in writing, and a certificate signed and attested to by the Secretary that such notice was given shall be filed with the records of the meetings of the stockholders.

If action is taken by unanimous consent of stockholders, the writing or writings comprising such unanimous consent shall be filed with the records of the meetings of stockholders.

In the event that the action which is consented to is such as would have required the filing of a certificate under any of the provisions of the General Corporation Law of the State of Delaware ("DGCL"), if such action had been voted upon by the stockholders at a meeting thereof, the certificate filed under such provision shall state (i) that written consent has been given under Section 228 of the DGCL in lieu of stating that the stockholders have voted upon the corporate action in question, if such last mentioned statement is so required, and (ii) that written notice has been given as provided in such Section 228.

Section 9. Inspectors. The Board of Directors may, and shall whenever required by law, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If any inspector appointed or designated by the Board shall be unwilling or unable to serve, or if the Board shall fail to appoint inspectors, the chairman of the meeting shall appoint the necessary inspector or inspectors. The inspectors so appointed before entering upon the discharge of their duties, shall be sworn faithfully to execute their duties with strict impartiality, and according to the best of their ability, and the oath so taken shall be subscribed by them. Such inspectors shall (i) ascertain the number of shares outstanding and the voting of power of each, (ii) determine the shares represented at a meeting, the existence of a quorum, and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by such inspectors,
(v) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots and (vi) perform such further acts as are proper to conduct any election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, question or matter determined by them and shall execute a certificate of any fact found by them. An inspector need not be a stockholder of the Corporation, and any officer or Director of the corporation maybe an inspector on any question other than a vote for or against his election to any position with the Corporation or on any other question in which he may be directly interested.

Section 10. New Business. Any new business to be taken up at any annual meeting of stockholders shall be stated in writing and filed with the Secretary by the Board of Directors or other person or persons proposing such new business at least ten (10) days before the date of the annual meeting, and all business so stated, proposed and filed shall be considered at the annual meeting, but no other proposal shall be acted upon at the annual meeting of stockholders. Any stockholder may make any other proposal a the annual meeting, and the proposal may be discussed and considered, but unless stated in writing and filed with the Secretary at least ten (10) days before the meeting such a proposal shall be postponed for action at an adjourned, special or annual meeting of stockholders taking place thirty (30) days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of stockholders or reports of officers, Directors and committees of the Board of Directors, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

Section 11. Nominations for Director. Notwithstanding anything in these Bylaws to the contrary, only persons who are nominated in accordance with the procedures hereinafter set forth in this Section 11 shall be eligible for election as Directors of the Corporation in accordance with Section 3 of Article III of these Bylaws.

Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of stockholders only (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section 11. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received a the principal executive offices of the Corporation not less than thirty (30) days nor more than sixty (60) days prior to the meeting; provided, however, that in the event that less than forty (40) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholders to be timely must be so received not later than the close of business on the tenth (10th) day following on which such notice of the date of the meeting was mailed or such public disclosure was made. Any adjournment(s) or postponement(s) of the original meeting whereby the meeting will reconvene within thirty (30) days from the original date shall be deemed for purposes of notice to be a continuation of the original meeting and no nominations by a stockholder of persons to be elected Directors of the Corporation may be made at any such reconvened meeting other than pursuant to a notice that was timely for the meeting on the date originally scheduled. Such stockholder's notice shall set forth: (i) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or as otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor regulation thereto (including such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and
(ii) as to the stockholder giving the notice (a) the name and address, as they appear on the Corporation's books, of such stockholder, and (b) the class and number of shares of the Corporation which are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board for election as a Director shall furnish to the Secretary of the Corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee.

The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section 11, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

Section 12. Requests for Stockholder List and Corporation Records. Stockholders shall have those rights afforded under the DGCL to inspect for any proper purpose the Corporation's stock ledger, list of stockholders and other books and records, and make copies or extracts therefrom. Such request shall be in writing in compliance in compliance with Section 220 of the DGCL.
Information so requested shall be made available for inspecting, copying or extracting during usual business hours at the principal executive offices of the Corporation. Each stockholder desiring photostatic or other duplicate copies of any of such information requested shall make arrangements to provide the duplicating or other equipment necessary in the city where the Corporation's principal executive offices are located. Alternative arrangements with respect to this Section 12 may be permitted in the discretion of the President of the Corporation or by vote of the Board of Directors.

                                   Article III
                                    Directors

Section 1. Powers. The business of the Corporation shall be managed by or under the direction of the Board. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by law or otherwise directed or required to be exercised or done by the stockholders.

Section 2. Number of Directors; Term; Qualification. The number of Directors which shall constitute the whole Board of Directors shall from time to time be fixed and determined only by resolution of the Board of Directors. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, each Director shall hold office until the next annual meeting and until his successor is elected and qualified, or until his earlier death, resignation, disqualification or removal. Directors need not be residents of the State of Delaware or stockholders of the Corporation.

Section 3. Election. At each meeting of stockholders for the election of Directors at which a quorum is present, the persons receiving a plurality of the votes of the shares represented in person or by proxy and entitled to vote on the election of Directors shall be elected Directors. All elections of Directors shall be by written ballot, unless otherwise provided in the Certificate of Incorporation.

Section 4. Vacancies. In the case of any increase in the number of Directors or any vacancy in the Board of Directors, such newly created directorship or vacancy may be filled by vote of the stockholders at a meeting called for such purpose or, unless the Certificate of Incorporation or these Bylaws provide otherwise, by the affirmative vote the of the majority of the remaining Directors then in office, although less than a quorum, or by a sole remaining Director. Unless the Certificate of Incorporation or these Bylaws provide otherwise, when one or more Directors shall resign from the Board of Directors, effective at a future date, the majority of Directors then in office, including those who have so resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective. Any Director elected or chosen as provided herein shall serve for the remaining term of the directorship to which appointed or until his successor is elected and qualified or until his earlier death, resignation or removal.

Section 5. Place of Meetings. Meetings of the Board shall be held at the Corporation's office in the State of Delaware or at such other place, within or without such State, as the Board may from time to time determine or as shall be specified or fixed in the notice or waiver of notice of any such meeting.

Section 6. Regular Meetings. Regular meetings of the Board shall be held on such days and at such times as the Board may from time to time determine.
Notice of regular meetings of the Board need not be given except as otherwise required by law or these Bylaws.

Section 7. Special Meetings. Special meetings of the Board may be called by the Chairman of the Board or the President and shall be called by the Secretary at the request of any two of the other Directors.

Section 8. Notice of Meetings. Notice of each special meeting of the Board (and of each regular meeting for which notice shall be required), stating the time, place and purpose thereof, shall be mailed to each Director, addressed to him at his residence or usual place of business, or shall be sent to him by telex, cable, facsimile or telegram so addressed, or shall be given personally or by telephone, on twenty-four (24) hours notice, or such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances. Notice of any such meeting need not be given to any Director, however, if waived by him in writing or by telegraph, telex, cable, facsimile or other form of recorded communication, or if he shall be present at the meeting, except when he is present for the express purpose of objecting at the beginning of such meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 9. Quorum and Manner of Acting. The presence of at least a majority of the authorized number of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board. If a quorum shall not be present at any meeting of the board, a majority of the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Except where a different vote is required by law, the act of a majority of the Directors present at any meeting at which a quorum shall be present shall be the act of the Board.

Section  10.     Action  by  Consent:  Participation  by  Telephone  or  Similar
Equipment. Any action required or permitted to be taken by the Board may be taken without a meeting if all the Directors consent in writing to the adoption of a resolution authorizing the action, unless otherwise restricted by the Certificate of Incorporation or these Bylaws. The resolution and the written consents thereto by the Directors shall be filed with the minutes of the proceedings of the Board. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any one or more Directors may participate in any meeting of the Board by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting of the Board.

Section 11. Resignation; Removal. Any Director may resign at any time by giving written notice to the Corporation, provided, however, that written notice to the Board, the Chairman of the Board, the President or the Secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

Any Director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of Directors, provided, however, that when the holders of any class or series are entitled by the Certificate or Incorporation to elect one (1) or more Directors, then, in respect to the removal without cause of a Director or Directors so elected, the required majority vote shall be of the holders of the outstanding shares of such class or series and not of the outstanding shares as a whole.

Section 12. Compensation of Directors. The Board may, unless otherwise restricted by the Certificate of Incorporation or these Bylaws, provide for the payment to any of the Directors, other than officers or employees of the Corporation, of a specified amount for services as a Director and/or member of a committee of the Board, or of a specified amount for attendance at each regular or special Board meeting or committee meeting, or of both, and all Directors shall be reimbursed for expenses of attendance at any such meeting; provided, however, that nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.

                                   Article IV
                             Committees of The Board

Section 1. Designation, Powers and Name. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, including, if they shall so determine, an Executive Committee, each such committee to consist of one or more of the Directors of the Corporation. If an Audit Committee or a Compensation Committee is designated, each such committee shall consist of one or more Directors of the Corporation who are not employees of the Corporation.

Each committee designated by the Board of Directors shall have and may exercise such of the powers of the Board in the management of the business and affairs of the Corporation as may be provided in such resolution or in these Bylaws; provided, however, that no such committee shall have the power or authority in reference to amending the Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board of Directors pursuant to authority, if any, expressly vested in the Board by the provisions of the certificate of Incorporation, (i) fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, or (ii) fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, provided further, that, unless the resolution establishing the committee, the Certificate of Incorporation or these Bylaws expressly so provide, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL. The committee may authorizer the seal of the Corporation to be affixed to all papers which may require it. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

Section 2. Meetings; Minutes. Unless the Board of Directors shall otherwise provide, upon designation of any committee by the Board, such committee shall elect one of its members as chairman and may elect one of its members as vice chairman and shall adopt rules of proceeding providing for, among other things, the manner of calling committee meetings, giving notices thereof, quorum requirements for such meetings, and the methods of conducting the same. Each committee of Directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

Section 3. Compensation. Members of special or standing committees may be allowed compensation if the Board of Directors shall so determine pursuant to
Section  12  of  Article  III  of  these  Bylaws.

Section 4. Action by Consent: Participation by Telephone or Similar Equipment. Unless the Board of Directors, the Certificate of Incorporation or these Bylaws shall otherwise provide, any action required or permitted to be taken by any committee may be taken without a meeting if all members of the committee consent in writing to the adoption of a resolution authorizing the action. The resolution and the written consents thereto by the members of the committee shall be filed with the minutes of the proceedings of the committee. Unless the Board of Directors, the Certificate of Incorporation or these Bylaws shall otherwise provide, any one or more members of any such committee may participate in any meeting of the committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting of the committee.

Section 5. Changes in Committees; Resignations; Removals. The Board shall have power, by the affirmative vote of a majority of the authorized number of Directors, at any time to change the members of, to fill vacancies in, and to discharge any committee of the Board. Any member of any such committee may resign at any time by giving notice to the Corporation, provided, however, that notice to the Board, the Chairman of the Board, the President, the chairman of such committee or the Secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any member of any such committee may be removed at any time, with or without cause, by the affirmative vote of a majority of the authorized number of Directors at any meeting of the Board called for that purpose.

                                    Article V
                                    Officers

Section 1. Officers. The officers of the Corporation shall be a Chairman of the Board (if such office is created by resolution adopted by the Board), a President, one or more Vice Presidents (if such office is created by resolution adopted by the Board, any one or more of whom may be designated Executive Vice President or Senior Vice President), a Secretary and a Treasurer. The Board of Directors may appoint such other officers and agents, including Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board. No officer shall execute, acknowledge, verify or countersign any instrument on behalf of the Corporation in more than one capacity, if such instrument is required by law, by these Bylaws or by any act of the Corporation to be executed, acknowledged, verified or countersigned by two or more officers. The Chairman of the Board shall be elected from among the Directors, and none of the officers need be a stockholder of the Corporation unless otherwise required by the Certificate of Incorporation.

Section 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at its first regular meeting held after the annual meeting of stockholders or as soon thereafter as conveniently practicable. Each officer shall hold office until his successor shall have been elected or appointed and shall have been qualified or until his death or the effective date of his resignation or removal, or until he shall cease to be a Director in the case of the Chairman of the Board.

Section 3. Removal and Resignation. Any officer or agent elected or appointed by the Board of Directors may be removed, with or without cause, by the affirmative vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the Corporation shall be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4. Vacancies. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board of Directors and, in the case of any vacancy in an office other than the office of Chairman of the Board (if any) or President, by the President for the unexpired portion of the term.

Section 5. Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors or pursuant to its direction; and no officer shall be prevented from receiving such salary by reason of his also being a Director.

Section 6. Chairman of the Board. The Chairman of the Board (if such office is created by resolution adopted by the Board and who may also hold the office of President or other offices) shall have such duties as the Board of Directors may prescribe. In the Chairman's absence, such duties shall be attended to by the President.

Section 7. President. The President shall be the chief executive officer of the Corporation, and, subject to the provisions of these Bylaws, shall have general and active control of all of its business and affairs. The President shall preside at all meetings of the Board of Directors and at all meetings of the stockholders. The President shall have the power to (i) appoint and remove subordinate officers, agents and employees, including Assistant Secretaries and Assistant Treasurers, except that the President may not remove those elected or appointed by the Board of Directors, and (ii) delegate and determine their duties. The President shall keep the Board of Directors and the Executive Committee (if any) fully informed and shall consult them concerning the business of the Corporation. The President may sign, with the Secretary or another office of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments the issue or execution of which shall have been authorized by resolution of the Board of Directors, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board of Directors to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed. The President shall, vote, or give a proxy to any other officer of the Corporation to vote, all shares of stock of any other corporation standing in the name of the Corporation. The President shall, in general, perform all other duties normally incident to or as usually appertain to the office of President and such other duties as may be prescribed by these Bylaws, the stockholders, the Board of Directors or the Executive Committee (if any) from time to time.

Section 8. Vice Presidents. In the absence of the President, or in the event of his inability or refusal to act, the Executive Vice President (or in the event there shall be no Vice President designated Executive Vice President, any Vice President designated by the Board) shall perform the duties and exercise the powers of the President. Any Vice President may sign, with the Secretary or Assistant Secretary or with the Treasurer or Assistant Treasurer, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments the issue or execution of which shall have been authorized by resolution of the Board of Directors, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board of Directors to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed. The Vice Presidents shall perform such other duties as from time to time may be assigned to them by the Chairman of the Board (if any), the President, the Board of Directors or the Executive Committee (if any).

Section 9. Secretary. The Secretary shall (i) record the proceedings of the meetings of the stockholders, the Board of Directors and committees of Directors in the permanent minute books of the Corporation kept for that purpose, (ii) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law, (iii) be custodian of the corporate books and records and of the seal of the Corporation, and see that the seal of the Corporation or a facsimile thereof is affixed to all certificates for shares of the Corporation prior to the issue thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws, (iv) keep or cause to be kept a register of the post office address of each stockholder which shall be furnished by such stockholder, (v) sign with the Chairman of the Board (if any), the President, or an Executive Vice President or Vice President, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments the issue or execution of which shall have been authorized by resolution of the Board of Directors, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board of Directors to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed, (vi) have general charge of the stock transfer books of the Corporation and (vii) in general, perform all duties normally incident to the office of Secretary and such other duties as from time to time may be assigned by the Chairman of the Board (if any), the President, the Board of Directors or the Executive Committee (if any).

Section 10. Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer shall (i) have charge and custody of and be responsible for all funds and securities of the Corporation, receive and give receipts for monies due and payable to the Corporation from any source whatsoever, and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Section 4 of Article VI of these Bylaws, (ii) prepare, or cause to be prepared, for submission at each regular meeting of the Board of Directors and at such other times as may be required by the Board of Directors, the Chairman of the Board (if any), the President or the Executive Committee (if any), a statement of financial condition of the Corporation in such detail as may be required, (iii) sign with the Chairman of the Board (if any), the President, or an Executive
Vice President or Vice President, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments the issue or execution of which shall have been authorized by resolution of the Board of Directors, except in cases with the signing and execution thereof has been expressly delegated by these Bylaws or by the Board of Directors to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed and (iv) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the Chairman of the Board (if any), the President, the Board of Directors or the Executive committee (if any).

Section 11. Assistant Secretary or Treasurer. The Assistant Secretaries and Assistant Treasurers shall, in general, perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chairman of the Board (if any), the President, the Board of Directors or the Executive Committee (if any). The Assistant Secretaries and Assistant Treasurers shall, in absence of the Secretary or Treasurer, respectively, or in their respective inability or refusal to act, perform all functions and duties which such absent officers may delegate, but such delegation shall not relieve the absent officer from the responsibilities and liabilities of their office. The Assistant Secretaries or the Assistant Treasurers may sign, with the Chairman of the Board (if any), the President and Executive Vice President or Vice President, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments the issue or execution of which shall have been authorized by a resolution of the Board of Directors, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board of Directors to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

                                   Article VI
                    Contracts, Checks, Loans, Deposits, Etc.

Section 1. Contracts. The Board may authorize any officer or officers, agent or agents, in the name and on behalf of the Corporation, to enter into any contract or to execute and deliver any instrument, which authorization may be general or confined to specific instances; and, unless so authorized by the Board, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable pencuniarily for any purpose or for any amount.

Section 2. Checks, etc. All checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation in such manner as shall from time to time be authorized by the Board, which authorization may be general or confined to specific instance.

Section 3. Loans. No loan shall be contracted on behalf of the Corporation, and no negotiable paper shall be issued in its name, unless authorized by the Board, which authorization may be general or confined to specific instances. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board shall authorize.

Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited form time to time to the credit of the Corporation in such banks, trust companies or other depositories as may be selected by or in the manner designated by the Board. The Board or its designees may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these Bylaws, as may be deemed expedient.

                                   Article VII
                                  Capital Stock

Section1. Stock Certificates. Each stockholder of the Corporation shall be entitled to have, in such form as shall be approved by the Board, a certificate or certificates signed by the Chairman of the Board or the President or a Vice President and by either the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary (except that, when any such certificate is countersigned by a transfer agent or registered by a registrar other than the corporation itself or any employee, the signatures of any such officers may be facsimiles, engraved or printed), which may be sealed with the seal of the Corporation (which seal may be a facsimile, engraves or printed), certifying the number of shares of capital stock of the Corporation owned by such stockholder; provided, however, that a stockholder of uncertificated shares of stock of the Corporation shall be entitled to such a certificate or certificates only upon written request to the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof, and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock; provided that, except as otherwise stated in
Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 2. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make or cause to have prepared or made, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

Section 3. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 2 of this Article VII or the books and records of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 4. Transfers of Capital Stock. Transfers of shares of capital stock of the Corporation shall be made only on the stock record of the Corporation by the holder of record thereof or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or the transfer agent thereof, and only on surrender of the certificate or certificates representing such shares, properly endorsed or accompanied by a duly executed stock transfer power. The Board may make such additional rules and regulations as it may deem expedient concerning the issue and transfer of certificates representing shares or uncertificated shares of the capital stock of the Corporation.

Section 5. Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate.

Section 6. Fixing of Record Date. In order that the Corporation may determine the Stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividends or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall (i) not precede the date upon which the resolution fixing the record date is adopted by the Board and (ii) not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall (i) not precede the date upon which the resolution fixing the record date is adopted by the Board and (ii) not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board.

Section 7. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

                                  Article VIII
                                    Dividends

Section 1. Declaration. Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Certificate of Incorporation.

Section 2. Reserve. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                                   Article IX
                       Limitation of Directors' Liability

No Director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
Section 174 of the DGCL or (iv) for any transaction from which the Director derived an improper personal benefit.

                                    Article X
                                 Indemnification

Section 1. Indemnification. The Corporation shall indemnify to the full extent authorized or permitted by Section 145 of the DGCL any person (his heirs, executors and administrators) made, or threatened to be made, a party to any action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he is or was a Director or officer, at the request of the Corporation or by reason of the fact that as such Director or officer, at the request of the Corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees and agents of the Corporation other than Directors and officers may be entitled by law.


Section 2. Advancement of Expenses. Expenses (including attorney's fees) incurred by an officer or Director of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of such Director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article X. Such expenses incurred by employees and agents of the Corporation other then Directors and officers may be paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

Section 3. Non-Exclusivity. The indemnification and advancement of expenses provided for hereby shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested Directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

Section 4. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at he request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article X.

Section 5. Continuity. The indemnification and advancement of expenses provided for in this Article X shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a Director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                   Article XI
                                      Seal

The Corporation's seal shall be circular in form and shall include the name of the Corporation, the state and year of its incorporation, and the word "Seal." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                   Article XII
                                Waiver of Notice

Whenever any notice is required by law, the Certificate of Incorporation or these Bylaws to be given to any Director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, Directors, or members of a committee of Directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation of these Bylaws.

                                  Article XIII
                                   Amendments

These Bylaws or any of them may be amended or supplemented in any respect at any time, either (a) at any meeting of stockholders, provided that any amendment or supplement proposed to be acted upon at any such meeting shall have been described or referred to in the notice of such meeting, or (b) at any meeting of the Board, provided that any amendment or supplement proposed to be acted upon at any such meeting shall have been described or referred to in the notice of such meeting or an announcement with respect thereto shall have been made at the last previous Board meeting, and provided further that no amendment or supplement adopted by the Board shall vary or conflict with any amendment or supplement adopted by the stockholders.

I, the undersigned, being the Secretary of the Corporation DO HEREBY CERTIFY THAT the foregoing are the bylaws of said Corporation, as adopted by the Board of Directors of said Corporation effective as of the 15th day of May, 1994.


                              s/William  M.  Warren
                              ---------------------
                              William  M.  Warren,  Secretary


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